Alexandria Real Estate Equities, Inc. Earnings Press Release and Supplemental Information

ALEXANDRIA®

Building the Future of Life-Changing Innovation™

FIRST QUARTER ENDED MARCH 31, 2017

Unique Collaborative Life Science & Technology Campuses in Urban Innovation Clusters

NYSE:ARE

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017

CONFERENCE CALL INFORMATION:

Tuesday, May 2, 2017
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

(866) 524-3160 or (412) 317-6760
Ask to join the conference call for
Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:

Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Dean A. Shigenaga
Executive Vice President & Chief Financial Officer
Alexandria Real Estate Equities, Inc.
(626) 578-0777

ALEXANDRIA®

ALEXANDRIA CENTER® AT KENDALL SQUARE, 100 BINNEY STREET, CAMBRIDGE, GREATER BOSTON

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	i

Best-in-Class, Unique Urban Office REIT

ARE
S&P 500

51%
of ARE's Annual Rental Revenue[1] is from Investment-Grade Tenants

78%
of ARE's Top 20 Tenants' Annual Rental Revenue[1] is from Investment-Grade Tenants

79%
of ARE's Annual Rental Revenue[1] is from Class A Properties in AAA Locations

REIT NAREIT

COMMUNICATIONS & REPORTING EXCELLENCE

Alexandria Real Estate Equities, Inc.

LARGE CAP EQUITY REIT
2015 & 2016 GOLD AWARDS
BACK-TO-BACK GOLD AWARDS

BEST-IN-CLASS
Transparency, Quality, and Efficiency of Disclosures and Reporting

Class A Properties in AAA Locations

S&P 500® Investment-Grade REIT
Moody's: Baa2 / Stable; S&P Global: BBB / Stable

Internal Growth – Same Property Net Operating Income Growth
Favorable triple net lease structure with annual rent escalations
Strong demand from innovative entities
Limited supply of Class A space
Significant rental rate growth on leasing activity and early renewals

External Growth – Development/Redevelopment of New Class A Properties in AAA locations
Visible, multiyear, highly leased value-creation pipeline expected to generate significant incremental annual net operating income

Disciplined Allocation of Capital and Management of Balance Sheet

Unique Underwriting Expertise and Experience
Enables Alexandria to prudently underwrite innovative life science and technology tenants and strategically capitalize on industry trends

Long-Tenured Executive and Senior Management with Deep Experience and Expertise

High-Quality Growth in Cash Flows, Funds from Operations, and Net Asset Value Per Share, and Increasing Common Stock Dividends

(1) Represents annual rental revenue in effect as of March 31, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	ii

Table of Contents
March 31, 2017

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please see page 7 of our Earnings Press Release for further information.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	iii

Alexandria Real Estate Equities, Inc.
Reports
First Quarter Ended March 31, 2017, Financial and Operating Results
Strong Internal and External Growth

PASADENA, Calif. – May 1, 2017 – Alexandria Real Estate Equities, Inc. (NYSE:ARE)
announced financial and operating results for the first quarter ended March 31, 2017.

Key highlights

Addition to S&P 500 Index
We achieved another significant milestone with the announcement that the S&P Dow Jones Indices added Alexandria to the S&P 500® Index. This significant and important recognition reflects our best-in-class team’s ability to successfully execute our differentiated business strategy, which drives our successful operating and financial performance.

Credit rating upgrade
S&P Global Ratings upgraded our corporate credit rating to BBB/Stable from
BBB-/Positive.

Strong internal growth

•	Total revenues of $270.9 million, up 25.4%, for 1Q17, compared to $216.1 million for 1Q16;

•	Substantial leasing activity and strong rental rate growth, in light of minimal contractual lease expirations at the beginning of 2017 and a highly leased value-creation pipeline:

1Q17
Total leasing activity – RSF	1,320,781
Lease renewals and re-leasing of space:
Rental rate increases	27.8%
Rental rate increases (cash basis)	17.7%
RSF (included in total leasing activity above)	878,863

•	Executed key leases at average rental rate increases of 25.9% and 17.4% (cash basis) during 1Q17, included in the statistics above:

•	302,626 RSF, leased to Novartis AG at 100 and 200 Technology Square in our Cambridge submarket;

•	155,685 RSF, leased to Genentech, Inc., a subsidiary of Roche, at 500 Forbes Boulevard in our South San Francisco submarket; and

•	43,625 RSF, leased to Vir Biotechnology, Inc. at 499 Illinois Street in our Mission Bay/SoMa submarket.

•	Same property net operating income growth:

•	2.6% and 5.5% (cash basis) for 1Q17, compared to 1Q16.

Strong external growth; disciplined allocation of capital to visible, multiyear, highly leased value-creation pipeline

•	Current and recent deliveries of Class A properties in our urban innovation clusters from our value-creation pipeline is expected to significantly increase net operating income:

Delivery Date	RSF	Percentage Leased	Incremental Annual Net Operating Income
2016	1,893,928	94%	$92 million (1)
1Q17	272,612	100%	$16 million
2Q17–4Q17	1,132,505	78%	$79 million to $89 million
(1) Delivery of 2016 projects were primarily weighted toward 4Q16.

•	1Q17 key development project placed into service: 241,276 RSF, leased to Juno Therapeutics, Inc. at 400 Dexter Avenue North in our Lake Union submarket; and

•
Incremental contractual cash rents of $10 million per quarter, or $40 million annually, commenced in April 2017 primarily from our recently developed buildings at 75/125 Binney Street and 50 and 60 Binney Street in our Cambridge submarket.

Increased common stock dividend
Common stock dividend for 1Q17 of $0.83 per common share, up 3 cents, or 4%, over 1Q16; continuation of our strategy to share growth in cash flows from operating activities with our stockholders while also retaining a significant portion for reinvestment.

Operating results

	1Q17	1Q16	Change
Net income (loss) attributable to Alexandria’s common stockholders – diluted:
In millions	$25.7	$(3.8)	N/A
Per share	$0.29	$(0.05)	N/A

Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted:
In millions	$130.6	$97.1	34.5%
Per share	$1.48	$1.34	10.4%

Items included in net income (loss) attributable to Alexandria’s common stockholders (amounts are shown after deducting any amounts attributable to noncontrolling interests):
(In millions, except per share amounts)	Amount		Per Share – Diluted
	1Q17	1Q16	1Q17	1Q16
Impairment of real estate – Asia	$—	$(29.0)	$—	$(0.40)
Loss on early extinguishment of debt	(0.7)	—	(0.01)	—
Preferred stock redemption charge	(11.3)	(3.0)	(0.12)	(0.04)
Total	$(12.0)	$(32.0)	$(0.13)	$(0.44)
Weighted-average shares of common stock outstanding – diluted			88.2	72.6

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	1

First Quarter Ended March 31, 2017, Financial and Operating Results (continued)
March 31, 2017

Core operating metrics and internal growth

•	Percentage of annual rental revenue in effect from investment-grade tenants as of 1Q17: 51%;

•	Percentage of annual rental revenue in effect from Class A properties in AAA locations as of
1Q17: 79%;

•
Occupancy for operating properties in North America as of 1Q17: 95.5%; a decline of 1.1% from 4Q16 primarily relating to 125,409 RSF vacated in 1Q17 by Eli Lilly and Company at 10300 Campus Point Drive located in our University Town Center submarket as they relocated and expanded into 305,006 RSF at 10290 Campus Point Drive in December 2016;

•	Operating margin for 1Q17: 72%;

•	Adjusted EBITDA margin for 1Q17: 67%;

•
See “Strong internal growth” in the Key highlights section on page 1 of this Earnings Press Release for information on our leasing activity, rental rate growth, and same property net operating income growth.

External growth

Disciplined allocation of capital to visible, multiyear, highly leased value-creation pipeline

•	See page 1 of this Earnings Press Release for key highlights

Disciplined management of development pipeline

•	Solid pre-leasing of 5.2 million RSF of ground-up developments that commenced since January 1, 2009:

•	100% pre-leasing on 2.7 million RSF for 16 single-tenant buildings; and

•	38% pre-leasing on 2.5 million RSF for nine multi-tenant buildings.

Strategic acquisitions

•
We completed or entered into several agreements to acquire real estate consisting primarily of land parcels and a redevelopment property aggregating 3.2 million SF across our AAA urban innovation cluster locations for an aggregate purchase price of $412.2 million; and

•	See page 4 of this Earnings Press Release for additional information on our completed and pending strategic acquisitions.

Balance sheet management

•	In February 2017, S&P Global Ratings upgraded our corporate credit rating to BBB/Stable from BBB-/Positive;

•	$14.5 billion total market capitalization as of 1Q17;

•	$2.2 billion of liquidity as of 1Q17;

•	Net debt to Adjusted EBITDA:

•	1Q17 annualized: 5.9x; 1Q17 trailing 12 months: 6.6x; and

•	4Q17 annualized target range: 5.3x to 5.8x;

•	Fixed-charge coverage ratio:

•	1Q17 annualized: 4.1x; 1Q17 trailing 12 months: 3.8x; and

•	4Q17 annualized target: greater than 4.0x;

•	Current and future value-creation pipeline was 11% of gross investments in real estate in North America as of 1Q17, with a 4Q17 target of less than 10%; and

•	5% unhedged variable-rate debt as a percentage of total debt as of 1Q17.

Balance sheet management (continued)

Key capital events

•	In March 2017, we completed the offering of $425.0 million of unsecured senior notes, due in 2028, at an interest rate of 3.95% for net proceeds of $420.5 million;

•
In March 2017, we entered into an offering to sell an aggregate 6.9 million shares of our common stock, at a public offering price of $108.55 per share. Approximately 60% of the proceeds will fund value-creation acquisitions and construction and 40% will fund balance sheet improvements, including reduction in our projected net debt to Adjusted EBITDA – 4Q17 annualized by 0.2x, and redemption of our Series E Redeemable Preferred Stock. Aggregate net proceeds from the sale, after underwriters’ discount and issuance costs, of $713.3 million consisted of the following:

•	2.1 million shares issued at closing with net proceeds of $217.8 million; and

•	4.8 million shares subject to forward equity sales agreements expiring no later than March 2018 with net proceeds of $495.5 million, which will be further adjusted as provided in the sales agreements.

•
In March 2017, we announced the redemption of all 5.2 million outstanding shares of our Series E Redeemable Preferred Stock at a redemption price of $25.00 per share plus accrued dividends. As a result of this announcement, we reclassified the $130.0 million par value outstanding to a preferred stock redemption liability and recognized a preferred stock redemption charge of $5.5 million related to the write-off of original issuance costs. We completed the redemption on April 14, 2017;

•
Repurchased, in privately negotiated transactions, 501,115 shares of our 7.00% Series D cumulative convertible preferred stock for $17.9 million, or $35.79 per share, and recognized a preferred stock redemption charge of $5.8 million in 1Q17; and

•
In March 2017, we repaid $200 million of our 2019 Unsecured Senior Bank Term Loan, reducing the total outstanding balance from $400 million to $200 million, and recognized a loss of $670 thousand related to the write-off of unamortized loan fees.

Corporate social responsibility/thought leadership

•	50% of total annual rental revenue expected from Leadership in Energy and Environmental Design (“LEED”) certified projects upon completion of in-process projects;

•	In January 2017, 75/125 Binney Street at Alexandria Center® at Kendall Square achieved LEED GOLD certification from the U.S. Green Building Council;

•
In March 2017, Alexandria and Joel S. Marcus were honored to chair the U.S. Navy SEAL Foundation’s Ninth Annual Benefit Dinner in New York City. The event raised a record-breaking $12.8 million to support the Navy SEAL Foundation’s mission-critical work providing vital services for U.S. Navy SEAL families and included support from 100% of Alexandria’s employees;

•	In February 2017, Alexandria convened the Alexandria Summit® – Innovate Ag 2017 in New York City.

Subsequent events in April 2017

•	Executed three interest rate swap agreements:

•	$150 million notional amount at a fixed pay rate of 1.60% effective March 29, 2018; and

•	$100 million notional amount at a fixed pay rate of 1.89% effective March 29, 2019.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	2

Incremental Annual Net Operating Income from Development and Redevelopment of New Class A Properties
March 31, 2017

(1)
Represents incremental annual net operating income upon stabilization of our development and redevelopment of new Class A properties, including only our share of real estate joint venture projects. RSF and percentage leased represent 100% of each property.

(2)	Delivery of 2016 projects were primarily weighted toward 4Q16.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	3

Acquisitions
March 31, 2017
(Dollars in thousands)

Submarket/Market	Property	Date of Purchase	Number of Properties	Square Footage			Purchase Price
				Operating	Redevelopment	Future Development	Completed	Pending
Cambridge/Greater Boston	303 Binney Street (1)	3/29/17	—	—	—	208,965	$80,250	$—
Mission Bay/SoMa/ San Francisco	88 Bluxome Street (2)	1/10/17	1	232,470	—	1,070,925	130,000	—
	1655 and 1715 Third Street (3) (10% interest in real estate joint venture)	1H18	—	—	—	580,000	—	35,000
Greater Stanford/San Francisco	960 Industrial Road (4)	2Q17	1	195,000	—	500,000	—	64,959
Torrey Pines/Sorrento Mesa/ San Diego	3050 Callan Road and Vista Wateridge	3/24/17	—	—	—	229,000	8,250	—
Research Triangle Park/RTP	3054 East Cornwallis Road	2Q17	1	—	150,000	—	—	8,750
Pending acquisition (5)		2Q17	—	—	—	500,000	—	85,000
			3	427,470	150,000	3,088,890	$218,500	$193,709
							$412,209

(1)
Land parcels located adjacent to our Alexandria Center® at One Kendall Square campus that are currently entitled for the development of 163,339 RSF of office or office/laboratory space and 45,626 RSF of residential space. We may seek to increase the entitlements, which may result in additional purchase price consideration.

(2)
We are currently pursuing entitlements for the development of two buildings aggregating 1,070,925 RSF in two phases. The existing 232,470 RSF building is operating as a leading tennis and fitness facility. The future development square footage is inclusive of the current operating RSF.

(3)
Executed an agreement to purchase a 10% interest in a joint venture with Uber Technologies, Inc. (“Uber”) and the Golden State Warriors. Our initial cash contribution of $35 million will be funded at closing of the joint venture in 2018. The joint venture will acquire land with completed below-grade improvements, building foundation and parking garage, and will complete vertical construction of two buildings aggregating 580,000 RSF, which will be leased to Uber.

(4)
Future ground-up development site with an operating component. We expect to pursue entitlements aggregating 500,000 RSF for a multi-building development. We anticipate leasing the existing property back to the seller on a short-term basis until we obtain entitlements.

(5)	Land parcel for the development of two buildings aggregating 500,000 RSF. Details of the pending acquisition will be disclosed in our 2Q17 Earnings Press Release and Supplemental Information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	4

Acquisitions (continued)

March 31, 2017

CAMBRIDGE
303 BINNEY STREET
ALEXANDRIA CENTER® AT KENDALL SQUARE
ALEXANDRIA CENTER® AT ONE KENDALL SQUARE
399 BINNEY STREET (1)
ALEXANDRIA TECHNOLOGY SQUARE®

MISSION BAY/SOMA
1655 AND 1715 THIRD STREET
88 BLUXOME STREET

GREATER STANFORD
960 INDUSTRIAL ROAD

TORREY PINES AND SORRENTO MESA
VISTA WATERIDGE
TORREY RIDGE SCIENCE CENTER
ARE NAUTILUS
ARE SPECTRUM
ARE SUNRISE
3050 CALLAN ROAD

Operating Property   Anticipated Near-Term and Future Development Projects

(1)    172,500 SF redevelopment parcel acquired in November 2016 with the acquisition of Alexandria Center® at One Kendall Square.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	5

Guidance
March 31, 2017
(Dollars in millions, except per share amounts)

The following updated guidance is based on our current view of existing market conditions and assumptions for the year ending December 31, 2017. There can be no assurance that actual amounts will be materially higher or lower than these expectations. See our discussion of “forward-looking statements” on page 7 of this Earnings Press Release.

Summary of Key Changes in Guidance	As of 5/1/17	As of 3/9/17	Summary of Key Changes in Guidance	As of 5/1/17	As of 3/9/17
EPS, FFO per share, and FFO per share, as adjusted	See below	See below	Key sources and uses of capital	See update below
Rental rate increases up 1%	19.5% to 22.5%	18.5% to 21.5%	Same property NOI increase up 0.5%	2.0% to 4.0%	1.5% to 3.5%
Rental rate increases (cash basis) up 1%	7.5% to 10.5%	6.5% to 9.5%	Capitalization of interest (1)	$48 to $58 million	$42 to $52 million

Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
	As of 5/1/17	As of 3/9/17
Earnings per share	$1.43 to $1.53	$1.39 to $1.59
Depreciation and amortization	4.45	4.45
Allocation to unvested restricted stock awards	(0.04)	(0.04)
Funds from operations per share	$5.84 to $5.94	$5.80 to $6.00
Add: loss on early extinguishment of debt	0.01	0.01
Add: preferred stock redemption charge	0.12 (2)	0.09
Funds from operations per share, as adjusted	$5.97 to $6.07	$5.90 to $6.10

Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2017	96.6%	97.2%

Lease renewals and re-leasing of space:
Rental rate increases	19.5%	22.5%
Rental rate increases (cash basis)	7.5%	10.5%
Same property performance:
Net operating income increase	2.0%	4.0%
Net operating income increase (cash basis)	5.5%	7.5%

Straight-line rent revenue	$107	$112
General and administrative expenses	$68	$73
Capitalization of interest (1)	$48	$58
Interest expense	$131	$141

Key Credit Metrics	As of 5/1/17
Net debt to Adjusted EBITDA – 4Q17 annualized	5.3x to 5.8x
Net debt and preferred stock to Adjusted EBITDA – 4Q17 annualized	5.3x to 5.8x
Fixed-charge coverage ratio – 4Q17 annualized	Greater than 4.0x
Value-creation pipeline as a percentage of gross real estate as of December 31, 2017	Less than 10%

Key Sources and Uses of Capital	Range		Midpoint
Sources of capital:
Net cash provided by operating activities after dividends	$115	$135	$125
Incremental debt	300	280	290
Real estate dispositions and common equity	970	1,240	1,105	(3)(4)
Total sources of capital	$1,385	$1,655	$1,520
Uses of capital:
Construction	$815	$915	$865
Acquisitions	380	480	430	(4)
7.00% Series D convertible preferred stock repurchases	60	130	95
6.45% Series E redeemable preferred stock redemption	130	130	130
Total uses of capital	$1,385	$1,655	$1,520
Incremental debt (included above):
Issuance of unsecured senior notes payable	$425	$425	$425
Borrowings – secured construction loans	200	250	225
Repayments of secured notes payable	(5)	(10)	(8)
Repayment of unsecured senior term loan	(200)	(200)	(200)
$1.65 billion unsecured senior line of credit/other	(120)	(185)	(152)
Incremental debt	$300	$280	$290

(1)
Increased from a range from $42 million to $52 million to a range from $48 million to $58 million to reflect capitalization of interest related to the completed and projected acquisitions of 303 Binney Street, 3054 East Cornwallis Road, 3050 Callan Road, Vista Wateridge, and a pending acquisition of a land parcel. See “Acquisitions” on page 4 of this Earnings Press Release for additional information. There was no change in our guidance for interest expense.

(2)
Includes charges aggregating $5.8 million related to the repurchases of 501,115 outstanding shares of our Series D Convertible Preferred Stock in 1Q17 and $5.5 million related to the redemption of our Series E Redeemable Preferred Stock in April 2017. Excludes any charges related to future repurchases of our Series D Convertible Preferred Stock.

(3)
Includes the public offering of 6.9 million shares of our common stock in March 2017, of which 4.8 million shares are subject to forward equity sales agreements, with anticipated aggregate net proceeds of $713.3 million, subject to adjustments as provided in the forward equity sales agreements. Also includes our share of the proceeds from the anticipated sale of a condominium interest in 203,090 RSF of our unconsolidated real estate joint venture property at 360 Longwood Avenue, aggregating approximately $65.7 million, pursuant to the exercise of a purchase option by the anchor tenant. The sale is expected to close in July 2017.

(4)
Increase since March 9, 2017, is related to the pending $85.0 million acquisition of a land parcel for the development of 500,000 RSF of new Class A properties. Also includes remaining purchase price of $56.8 million related to the acquisition of the remaining 49% interest in our unconsolidated real estate joint venture with Uber completed in November 2016. This amount will be paid in three equal installments in 2017, upon Uber’s completion of construction milestones. See “Acquisitions” on page 4 of this Earnings Press Release for additional information.

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Earnings Call Information and About the Company
March 31, 2017

We will host a conference call on Tuesday, May 2, 2017, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public to discuss our financial and operating results for the first quarter ended March 31, 2017. To participate in this conference call, dial (866) 524-3160 or (412) 317-6760 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the Alexandria Real Estate Equities, Inc. call. The audio webcast can be accessed at www.are.com, in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, May 2, 2017. The replay number is (877) 344-7529 or (412) 317-0088, and the confirmation code is 10102394.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the first quarter ended March 31, 2017, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2017q1.pdf.

For any questions, please contact Joel S. Marcus, chairman, chief executive officer, and founder, at (626) 578-9693 or Dean A. Shigenaga, executive vice president, chief financial officer, and treasurer, at (626) 578-0777.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® company, is an urban office real estate investment trust (“REIT”) uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations, with a total market capitalization of $14.5 billion and an asset base in North America of 28.2 million square feet, as of March 31, 2017. The asset base in North America includes 20.1 million RSF of operating properties, including 1.6 million RSF of development and redevelopment of new Class A properties currently undergoing construction. Additionally, the asset base in North America includes 8.1 million SF of future development projects, including 1.5 million SF of near-term projects undergoing marketing for lease and preconstruction activities and 2.0 million SF of other near-term development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science and technology campuses that provide its innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2017 earnings per share attributable to Alexandria’s common stockholders – diluted, 2017 funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this earnings press release, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	7

Consolidated Statements of Income
March 31, 2017
(In thousands, except per share amounts)

	Three Months Ended
	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16
Revenues:
Rental	$207,193	$187,315	$166,591	$161,638	$158,276
Tenant recoveries	61,346	58,270	58,681	54,107	52,597
Other income	2,338	3,577	5,107	10,331	5,216
Total revenues	270,877	249,162	230,379	226,076	216,089

Expenses:
Rental operations	77,087	73,244	72,002	67,325	65,837
General and administrative	19,229	17,458	15,854	15,384	15,188
Interest	29,784	31,223	25,850	25,025	24,855
Depreciation and amortization	97,183	95,222	77,133	70,169	70,866
Impairment of real estate	—	16,024	8,114	156,143	28,980
Loss on early extinguishment of debt	670	—	3,230	—	—
Total expenses	223,953	233,171	202,183	334,046	205,726

Equity in earnings (losses) of unconsolidated real estate joint ventures	361	86	273	(146)	(397)
Gain on sales of real estate – rental properties	270	3,715	—	—	—
Income (loss) from continuing operations	47,555	19,792	28,469	(108,116)	9,966
Gain on sales of real estate – land parcels	—	—	90	—	—
Net income (loss)	47,555	19,792	28,559	(108,116)	9,966
Net income attributable to noncontrolling interests	(5,844)	(4,488)	(4,084)	(3,500)	(4,030)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s stockholders	41,711	15,304	24,475	(111,616)	5,936
Dividends on preferred stock	(3,784)	(3,835)	(5,007)	(5,474)	(5,907)
Preferred stock redemption charge	(11,279)	(35,653)	(13,095)	(9,473)	(3,046)
Net income attributable to unvested restricted stock awards	(987)	(943)	(921)	(1,085)	(801)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$25,661	$(25,127)	$5,452	$(127,648)	$(3,818)

Net income (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic and diluted	$0.29	$(0.31)	$0.07	$(1.72)	$(0.05)

Weighted-average shares of common stock outstanding:
Basic	88,147	80,800	76,651	74,319	72,584
Diluted	88,200	80,800	77,402	74,319	72,584

Dividends declared per share of common stock	$0.83	$0.83	$0.80	$0.80	$0.80

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	8

Consolidated Balance Sheets
March 31, 2017
(In thousands)

	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16
Assets
Investments in real estate	$9,470,667	$9,077,972	$7,939,179	$7,774,608	$7,741,466
Investments in unconsolidated real estate joint ventures	50,457	50,221	133,580	132,433	127,165
Cash and cash equivalents	151,209	125,032	157,928	256,000	146,197
Restricted cash	18,320	16,334	16,406	13,131	14,885
Tenant receivables	9,979	9,744	9,635	9,196	9,979
Deferred rent	364,348	335,974	318,286	303,379	293,144
Deferred leasing costs	202,613	195,937	191,765	191,619	192,418
Investments	394,471	342,477	320,989	360,050	316,163
Other assets	206,562	201,197	206,133	104,414	130,115
Total assets	$10,868,626	$10,354,888	$9,293,901	$9,144,830	$8,971,532

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$1,083,758	$1,011,292	$789,450	$722,794	$816,578
Unsecured senior notes payable	2,799,508	2,378,262	2,377,482	2,376,713	2,031,284
Unsecured senior line of credit	—	28,000	416,000	72,000	299,000
Unsecured senior bank term loans	547,420	746,471	746,162	945,030	944,637
Accounts payable, accrued expenses, and tenant security deposits	782,637	731,671	605,181	593,628	628,467
Dividends payable	78,976	76,914	66,705	67,188	64,275
Preferred stock redemption liability	130,000	—	—	—	—
Total liabilities	5,422,299	4,972,610	5,000,980	4,777,353	4,784,241

Commitments and contingencies

Redeemable noncontrolling interests	11,320	11,307	9,012	9,218	14,218

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
7.00% Series D cumulative convertible preferred stock	74,386	86,914	161,792	188,864	213,864
6.45% Series E cumulative redeemable preferred stock	—	130,000	130,000	130,000	130,000
Common stock	899	877	768	766	729
Additional paid-in capital	4,855,686	4,672,650	3,649,263	3,693,807	3,529,660
Accumulated other comprehensive income (loss)	21,460	5,355	(31,745)	8,272	(8,533)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	4,952,431	4,895,796	3,910,078	4,021,709	3,865,720
Noncontrolling interests	482,576	475,175	373,831	336,550	307,353
Total equity	5,435,007	5,370,971	4,283,909	4,358,259	4,173,073
Total liabilities, noncontrolling interests, and equity	$10,868,626	$10,354,888	$9,293,901	$9,144,830	$8,971,532

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	9

Funds From Operations and Funds From Operations per Share
March 31, 2017
(In thousands, except per share amounts)

The following tables present a reconciliation of net income (loss) attributable to Alexandria’s common stockholders – basic, the most directly comparable financial measure presented in accordance with generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, and related per share amounts. Amounts allocable to unvested restricted stock awards are not material and are not presented separately within the per share table below. Per share amounts may not add due to rounding.

	Three Months Ended
	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16
Net income (loss) attributable to Alexandria’s common stockholders	$25,661	$(25,127)	$5,452	$(127,648)	$(3,818)
Depreciation and amortization	97,183	95,222	77,133	70,169	70,866
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(3,642)	(2,598)	(2,224)	(2,226)	(2,301)
Our share of depreciation and amortization from unconsolidated real estate JVs	412	655	658	651	743
Gain on sales of real estate – rental properties	(270)	(3,715)	—	—	—
Gain on sales of real estate – land parcels	—	—	(90)	—	—
Impairment of real estate – rental properties	—	3,506	6,293	88,395	—
Allocation to unvested restricted stock awards	(561)	—	(438)	—	(80)
Funds from operations attributable to Alexandria’s common stockholders – basic and diluted (1)	118,783	67,943	86,784	29,341	65,410
Non-real estate investment income	—	—	—	(4,361)	—
Impairment of land parcels and non-real estate investments	—	12,511	4,886	67,162	28,980
Loss on early extinguishment of debt	670	—	3,230	—	—
Preferred stock redemption charge	11,279	35,653	13,095	9,473	3,046
Allocation to unvested restricted stock awards	(150)	(605)	(359)	(530)	(358)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$130,582	$115,502	$107,636	$101,085	$97,078

Net income (loss) per share attributable to Alexandria’s common stockholders	$0.29	$(0.31)	$0.07	$(1.72)	$(0.05)
Depreciation and amortization	1.06	1.15	0.97	0.92	0.95
Gain on sales of real estate – rental properties	—	(0.05)	—	—	—
Impairment of real estate – rental properties	—	0.05	0.08	1.19	—
Funds from operations per share attributable to Alexandria’s common stockholders – basic and diluted (1)	1.35	0.84	1.12	0.39	0.90
Non-real estate investment income	—	—	—	(0.06)	—
Impairment of land parcels and non-real estate investments	—	0.15	0.06	0.90	0.40
Loss on early extinguishment of debt	0.01	—	0.04	—	—
Preferred stock redemption charge	0.12	0.43	0.17	0.13	0.04
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.48	$1.42	$1.39	$1.36	$1.34

Weighted-average shares of common stock outstanding for calculating funds from operations per share and funds from operations, as adjusted, per share – diluted	88,200	81,280	77,402	74,319	72,584

(1)
Calculated in accordance with standards established by the Advisory Board of Governors of the National Association of Real Estate Investment Trusts (the “NAREIT Board of Governors”) in its April 2002 White Paper and related implementation guidance.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	10

SUPPLEMENTAL
INFORMATION

Company Profile
March 31, 2017

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® company, is an urban office REIT uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations, with a total market capitalization of $14.5 billion and an asset base in North America of 28.2 million square feet, as of March 31, 2017. The asset base in North America includes 20.1 million RSF of operating properties, including 1.6 million RSF of development and redevelopment of new Class A properties currently undergoing construction. Additionally, the asset base in North America includes 8.1 million SF of future development projects, including 1.5 million SF of near-term projects undergoing marketing for lease and preconstruction activities and 2.0 million SF of other near-term development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science and technology campuses that provide its innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 51% of our annual rental revenue generated from investment grade tenants. The impressive quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive and senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating highly dynamic and collaborative campuses in key urban life science and technology cluster locations that inspire innovation. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in its niche. Alexandria’s highly experienced management team also includes regional market directors with leading reputations and longstanding relationships within the life science and technology communities in their respective urban innovation clusters. We believe that our expertise, experience, reputation, and key relationships with the real estate, life science, and technology industries provide Alexandria significant competitive advantages in attracting new business opportunities.

Alexandria’s executive and senior management team consists of 28 individuals, averaging more than 26 years of real estate experience, including more than 13 years with Alexandria.

EXECUTIVE MANAGEMENT TEAM
Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Dean A. Shigenaga
Executive Vice President Chief Financial Officer & Treasurer
Thomas J. Andrews
Executive Vice President Regional Market Director – Greater Boston
Jennifer J. Banks
Executive Vice President General Counsel & Corporate Secretary
Vincent R. Ciruzzi
Chief Development Officer
Peter M. Moglia
Chief Investment Officer
Stephen A. Richardson
Chief Operating Officer & Regional Market Director – San Francisco
Daniel J. Ryan
Executive Vice President Regional Market Director – San Diego & Strategic Operations

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	12

Investor Information
March 31, 2017

Corporate Headquarters	New York Stock Exchange Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	Common stock: ARE	Phone:	(626) 396-4828
Pasadena, California 91101	7.00% Series D preferred stock: ARE PRD	Email:	corporateinformation@are.com
		Web:	www.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or its management. Alexandria does not by its reference or distribution of the information below imply its endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

Bank of America Merrill Lynch	Citigroup Global Markets Inc.	J.P. Morgan Securities LLC	Robert W. Baird & Co. Incorporated
Jamie Feldman / Jeffrey Spector	Michael Bilerman / Emmanuel Korchman	Anthony Paolone / Gene Nusinzon	David Rodgers / Richard Schiller
(646) 855-5808 / (646) 855-1363	(212) 816-1383 / (212) 816-1382	(212) 622-6682 / (212) 622-1041	(216) 737-7341 / (312) 609-5485

Barclays Capital Inc.	Evercore ISI	Mitsubishi UFJ Securities (USA), Inc.	UBS Securities LLC
Ross Smotrich / Linda Tsai	Sheila McGrath / Nathan Crossett	Karin Ford / Ryan Cybart	Nick Yulico / Frank Lee
(212) 526-2306 / (212) 526-9937	(212) 497-0882 / (212) 497-0870	(212) 405-7349 / (212) 405-6591	(212) 713-3402 / (415) 352-5679

BTIG, LLC	Green Street Advisors, Inc.	Mizuho Securities USA Inc.
Thomas Catherwood / James Sullivan	Jed Reagan / Daniel Ismail	Richard Anderson / Zachary Silverberg
(212) 738-6140 / (212) 738-6139	(949) 640-8780 / (949) 640-8780	(212) 205-8445 / (212) 205-7855

CFRA	JMP Securities – JMP Group, Inc.	RBC Capital Markets
Kenneth Leon	Peter Martin / Brian Riley	Michael Carroll / Brian Hawthorne
(212) 438-4638	(415) 835-8904 / (415) 835-8908	(440) 715-2649 / (440) 715-2653

Rating Agencies
Moody’s Investors Service	S&P Global Ratings
Philip Kibel / Reed Valutas	Fernanda Hernandez / Anita Ogbara
(212) 553-4402 / (212) 553-4169	(212) 438-1347 / (212) 438-5077

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	13

High-Quality, Diversified, and Innovative Tenants
March 31, 2017

Cash Flows from High-Quality, Diversified, and Innovative Tenants

Investment-Grade Tenants	Tenant Mix by Annual Rental Revenue(1)
51%

Public Biotechnology
30%
Life Science Product, Service, and Device
18%
7%
Private Biotechnology
5%
Technology
3%
Other
16%
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
21%
Multinational Pharmaceutical

of ARE’s Total Annual Rental Revenue(1)

(1)	Represents annual rental revenue in effect as of March 31, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	14

Class A Properties in AAA Locations
March 31, 2017

High-Quality Cash Flows from Class A Properties in AAA Locations

Class A Properties in AAA Locations	AAA Locations
79%

San Francisco
19%
New York City
8%
Greater Boston
41%
16%
San Diego
5%
Seattle
6%
Maryland
2%
3%
Other Markets
Research Triangle Park

of ARE’s Annual Rental Revenue(1)
Percentage of ARE’s Annual Rental Revenue (1)

(1)	Represents annual rental revenue in effect as of March 31, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	15

Occupancy
March 31, 2017

Solid Demand for Class A Properties in AAA Locations
Drives Solid Occupancy

Solid Historical Occupancy (1)	Occupancy of Operating Properties across Key Locations as of March 31, 2017
95%

95.5%
96.1%
99.8%
97.8%
91.0%
98.2%
92.6%
97.5%
North America
Greater Boston
San Francisco
New York City
San Diego
Seattle
Maryland
Research Triangle Park

Over 10 Years

(1)	Average occupancy of operating properties in North America as of each December 31 for the last 10 years and as of March 31, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	16

Financial and Asset Base Highlights
March 31, 2017
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16
Selected financial data from consolidated financial statements and related information
Adjusted EBITDA – quarter annualized	$723,764	$662,836	$614,668	$601,048	$564,804
Adjusted EBITDA – trailing 12 months	$650,579	$610,839	$591,646	$579,880	$562,454
Adjusted EBITDA margins	67%	67%	67%	66%	65%
Operating margins	72%	71%	69%	70%	70%

Net debt (excluding unamortized deferred financing costs) at end of period	$4,292,773	$4,052,576	$4,186,180	$3,881,708	$3,958,891
Net debt to Adjusted EBITDA – quarter annualized	5.9x	6.1x	6.8x	6.5x	7.0x
Net debt to Adjusted EBITDA – trailing 12 months	6.6x	6.6x	7.1x	6.7x	7.0x
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	6.0x	6.4x	7.3x	7.0x	7.6x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	6.7x	7.0x	7.6x	7.2x	7.6x

Fixed-charge coverage ratio – quarter annualized	4.1x	3.8x	3.6x	3.6x	3.5x
Fixed-charge coverage ratio – trailing 12 months	3.8x	3.6x	3.6x	3.6x	3.5x
Unencumbered net operating income as a percentage of total net operating income	81%	82%	87%	87%	82%

Closing stock price at end of period	$110.52	$111.13	$108.77	$103.52	$90.89
Common shares outstanding (in thousands) at end of period	89,884	87,666	76,824	76,615	72,874
Total equity capitalization at end of period	$10,037,702	$9,991,832	$8,717,246	$8,326,096	$7,008,376
Total market capitalization at end of period	$14,468,388	$14,155,857	$13,046,340	$12,442,633	$11,099,875

Dividend per share – quarter/annualized	$0.83/$3.32	$0.83/$3.32	$0.80/$3.20	$0.80/$3.20	$0.80/$3.20
Dividend payout ratio for the quarter	57%	63%	57%	61%	60%
Dividend yield – annualized	3.0%	3.0%	2.9%	3.1%	3.5%

General and administrative expense as a percentage of total assets – trailing 12 months	0.6%	0.6%	0.7%	0.7%	0.7%
General and administrative expense as a percentage of total revenues – trailing 12 months	7.0%	6.9%	6.9%	6.9%	7.0%

Capitalized interest	$13,164	$11,659	$14,903	$13,788	$12,099
Weighted-average interest rate for capitalization of interest during period	3.95%	3.72%	3.78%	3.70%	3.60%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	17

Financial and Asset Base Highlights (continued)
March 31, 2017
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	3/31/17		12/31/16	9/30/16	6/30/16	3/31/16
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$35,592	(1)	$20,993	$16,111	$2,430	$12,138
Amortization of acquired below-market leases	$5,359		$2,818	$965	$966	$974
Straight-line rent on ground leases	$198		$557	$(1,331)	$777	$592
Stock compensation expense	$5,252		$6,426	$7,451	$6,117	$5,439
Amortization of loan fees	$2,895		$3,080	$3,080	$2,953	$2,759
Amortization of debt premiums	$596		$383	$5	$26	$86
Non-revenue-enhancing capital expenditures:
Building improvements	$1,138		$2,135	$1,920	$2,833	$2,318
Tenant improvements and leasing commissions	$18,377	(2)	$11,614	$10,289	$9,041	$2,475

Operating statistics and related information (at end of period)
Number of properties – North America	199		199	189	189	190
RSF (including development and redevelopment projects under construction) – North America	20,084,195		19,869,729	18,820,579	18,819,315	18,903,424
Total square feet – North America (see details on page 32)	28,176,780		25,162,360	24,499,286	24,400,303	24,509,859
Annual rental revenue per occupied RSF – North America	$45.94		$45.15	$43.39	$42.06	$41.67
Occupancy of operating properties – North America	95.5%		96.6%	97.1%	97.0%	97.3%
Occupancy of operating and redevelopment properties – North America	94.7%		95.7%	94.4%	93.9%	93.8%

Total leasing activity – RSF	1,320,781		1,501,376	683,307	816,512	388,872
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	27.8%		25.8%	28.2%	27.1%	33.6%
Rental rate increases (cash basis)	17.7%		9.5%	16.2%	9.3%	16.9%
RSF (included in total leasing activity above)	878,863		671,222	592,776	647,268	218,342

Same property – percentage change over comparable quarter from prior year:
Net operating income increase	2.6%		3.2%	5.3%	4.9%	5.3%
Net operating income increase (cash basis)	5.5%		4.9%	6.1%	6.4%	6.2%

(1)    The increase from 4Q16 relates primarily to free rent granted on our 1455 and 1515 Third Street, 10290 Campus Point Drive, and 4796 Executive Drive projects placed into service during 4Q16. We expect a decline in straight-line rent revenue from 1Q17 to 2Q17 primarily related to the increase in contractual cash rents at our 75/125 Binney Street and 50 and 60 Binney Street properties by approximately $10.0 million per quarter, or $40.0 million annually, as a result of the end of previously granted free rent.
(2)    Increase from 4Q16 primarily relates to tenant improvements granted and leasing commissions incurred for leases executed that generated average increases in rental rates of 25.9% and 17.4% (cash basis), respectively. Includes approximately $3.8 million, or $4.30 per square foot, related to base building work to be performed by tenants for enhancements to common areas and building energy efficiency projects at two of our properties in Cambridge.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	18

Key Operating Metrics
March 31, 2017

Favorable Lease Structure (1)		Same Property Net Operating Income Increases

Stable cash flows
Percentage of triple net leases	97%
Increasing cash flows
Percentage of leases containing annual rent escalations	96%
Lower capex burden
Percentage of leases providing for the recapture of capital expenditures	95%

Margins (2)		Rental Rate Increases: Renewed/Re-Leased Space

Adjusted EBITDA	Operating
67%	72%

(1)	Percentages calculated based on RSF as of March 31, 2017.

(2)	Represents the three months ended March 31, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	19

Same Property Performance
March 31, 2017

Same Property Financial Data	1Q17	Same Property Statistical Data	1Q17
Percentage change over comparable period from prior year:		Number of same properties	166
Net operating income increase	2.6%	Rentable square feet	14,385,549
Net operating income increase (cash basis)	5.5%	Occupancy – current-period average	96.5%	(1)
Operating margin	71%	Occupancy – same-period prior-year average	97.1%

	Three Months Ended March 31,
	2017	2016	$ Change	% Change

Same properties	$151,620	$146,917	$4,703	3.2%
Non-same properties	55,573	11,359	44,214	389.2
Total rental	207,193	158,276	48,917	30.9

Same properties	50,415	48,148	2,267	4.7
Non-same properties	10,931	4,449	6,482	145.7
Total tenant recoveries	61,346	52,597	8,749	16.6

Same properties	141	9	132	1,466.7
Non-same properties	2,197	5,207	(3,010)	(57.8)
Total other income	2,338	5,216	(2,878)	(55.2)

Same properties	202,176	195,074	7,102	3.6
Non-same properties	68,701	21,015	47,686	226.9
Total revenues	270,877	216,089	54,788	25.4

Same properties	59,449	55,949	3,500	6.3
Non-same properties	17,638	9,888	7,750	78.4
Total rental operations	77,087	65,837	11,250	17.1

Same properties	142,727	139,125	3,602	2.6
Non-same properties	51,063	11,127	39,936	358.9
Net operating income	$193,790	$150,252	$43,538	29.0%

Net operating income – same properties	$142,727	$139,125	$3,602	2.6%
Straight-line rent revenue and amortization of acquired below-market leases	(8,044)	(11,456)	3,412	(29.8)
Net operating income – same properties (cash basis)	$134,683	$127,669	$7,014	5.5%

(1)
The decline in Same Property occupancy from 1Q16 primarily relates to 125,409 RSF vacated in 1Q17 by Eli Lilly and Company at 10300 Campus Point Drive located in our University Town Center submarket. Eli Lilly and Company relocated and expanded into 305,006 RSF at our recently delivered redevelopment project at 10290 Campus Point Drive, a non-same property, in December 2016. Additionally, 59,838 RSF became vacant in 1Q17 at 930 Clopper Road located in our Gaithersburg submarket. We are actively marketing these spaces for lease.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	20

Leasing Activity
March 31, 2017

	Three Months Ended				Year Ended
	March 31, 2017				December 31, 2016
(Dollars are per RSF)	Including Straight-Line Rent		Cash Basis		Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space (1)
Rental rate changes	27.8%		17.7%		27.6%	12.0%
New rates	$54.59		$50.03		$48.60	$45.83
Expiring rates	$42.72		$42.49		$38.09	$40.92
Rentable square footage	878,863				2,129,608
Number of leases	41				126
Tenant improvements/leasing commissions	$20.91	(2)			$15.69
Weighted-average lease term	6.2 years				5.5 years

Developed/redeveloped/previously vacant space leased
New rates	$23.13	(3)	$14.55	(3)	$50.24	$38.72
Rentable square footage	441,918	(3)			1,260,459
Number of leases	16				53
Tenant improvements/leasing commissions	$2.51				$12.42
Weighted-average lease term	15.3 years				32.6 years

Leasing activity summary (totals):
New rates	$44.06		$38.16		$49.21	$43.19
Rentable square footage	1,320,781	(4)			3,390,067
Number of leases	57	(5)			179
Tenant improvements/leasing commissions	$14.75				$14.48
Weighted-average lease term	9.2 years				15.6 years

Lease expirations: (1)
Expiring rates	$40.50		$40.53		$36.70	$39.32
Rentable square footage	1,144,838				2,484,169
Number of leases	49				166
Leasing activity includes 100% of results for each property managed by us.

(1)	Excludes 21 month-to-month leases for 35,665 RSF and 20 month-to-month leases for 31,207 RSF as of March 31, 2017, and December 31, 2016, respectively.

(2)
Includes approximately $3.8 million, or $4.30 per square foot, related to base building work to be performed by tenants for enhancements to common areas and building energy efficiency projects at two of our properties in Cambridge.

(3)
1Q17 amounts reflect our lease of the existing 232,470 RSF with a leading tennis and fitness facility at 88 Bluxome Street in our Mission Bay/SoMa submarket of San Francisco. Excluding this lease, new rental rates on developed/redeveloped/previously vacant space were $30.60 and $27.84 (cash basis) on 209,448 RSF of total developed/redeveloped/previously vacant space leasing activity.

(4)	During the three months ended March 31, 2017, we granted tenant concessions/free rent averaging 2.6 months with respect to the 1,320,781 RSF leased.

(5)	Approximately 68% of the 57 leases executed during the three months ended March 31, 2017, did not include concessions for free rent.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	21

Contractual Lease Expirations
March 31, 2017

Year	Number of Leases		RSF		Percentage of Occupied RSF		Annual Rental Revenue (per RSF)		Percentage of Total Annual Rental Revenue
2017	59	(1)	593,561	(1)	3.4%	(1)	$31.79	(1)	2.7%	(1)
2018	117		1,426,548		8.1%		$38.83		7.0%
2019	83		1,454,711		8.3%		$41.03		7.5%
2020	90		1,892,243		10.7%		$38.79		9.2%
2021	74		1,629,965		9.2%		$42.46		8.7%
2022	57		1,193,068		6.8%		$46.09		6.9%
2023	33		1,618,375		9.2%		$42.78		8.7%
2024	20		1,121,672		6.4%		$45.17		6.4%
2025	15		453,982		2.6%		$48.45		2.8%
2026	17		716,922		4.1%		$43.85		4.0%
Thereafter	49		5,527,161		31.2%		$51.99		36.1%

Market	2017 Contractual Lease Expirations						Annual Rental Revenue (per RSF)	2018 Contractual Lease Expirations						Annual Rental Revenue (per RSF)
	Leased		Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases	Total (1)		Leased	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases		Total

Greater Boston	8,893		42,054	—	62,329	113,276	$41.27	18,263	71,025	—	426,774	(2)	516,062	$50.54
San Francisco	68,079		—	—	1,184	69,263	58.75	34,623	—	—	268,641		303,264	42.17
New York City	—		—	—	15,919	15,919	N/A	—	—	—	4,941		4,941	N/A
San Diego	129,687	(3)	11,932	—	50,776	192,395	27.04	15,611	—	—	240,341		255,952	33.88
Seattle	22,471		—	—	6,180	28,651	47.69	7,770	—	—	15,264		23,034	49.04
Maryland	—		24,027	—	3,868	27,895	19.03	—	4,925	—	167,411		172,336	15.20
Research Triangle Park	53,167		33,916	—	31,714	118,797	16.01	—	—	—	59,666		59,666	26.28
Canada	—		—	—	—	—	—	—	—	—	80,689		80,689	20.71
Non-cluster markets	—		—	—	27,365	27,365	22.58	—	—	—	10,604		10,604	26.58
Total	282,297		111,929	—	199,335	593,561	$31.79	76,267	75,950	—	1,274,331		1,426,548	$38.83
Percentage of expiring leases	48%		19%	—%	33%	100%		5%	5%	—%	90%		100%

Lease expirations include 100% of RSF for each property managed by us in North America. Annual rental revenue (per RSF) represents amounts in effect as of March 31, 2017.

(1)	Excludes 21 month-to-month leases for 35,665 RSF.

(2)	Includes 297,191 RSF located in our Cambridge submarket for our remaining expiring leases in 2018.
(3)    Includes one lease aggregating 109,780 RSF that was renewed in April 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	22

Top 20 Tenants
March 31, 2017
(Dollars in thousands)

78% of Top 20 Annual Rental Revenue from Investment-Grade Tenants

	Tenant	Remaining Lease Term in Years (1)		Aggregate RSF	Annual Rental Revenue (1)	Percentage of Aggregate Annual Rental Revenue (1)	Investment-Grade Ratings

							Moody’s	S&P
1	Illumina, Inc.	13.2		891,495	$31,301	3.9%	—	BBB
2	Takeda Pharmaceutical Company Ltd.	13.0		386,111	30,051	3.7	A1	A-
3	Eli Lilly and Company	12.6		469,266	29,342	3.6	A2	AA-
4	Novartis AG	9.6		377,831	28,630	3.5	Aa3	AA-
5	Sanofi	10.7		446,975	25,163	3.1	A1	AA
6	bluebird bio, Inc.	8.9		338,911	23,566	2.9	—	—
7	Uber Technologies, Inc.	75.7		422,980	22,107	2.7	—	—
8	New York University	13.4		209,224	20,651	2.5	Aa3	AA-
9	Dana-Farber Cancer Institute, Inc.	13.6		254,130	19,512	2.4	A1	—
10	Roche	4.9		343,861	17,597	2.2	A1	AA
11	Amgen Inc.	7.0		407,369	16,838	2.1	Baa1	A
12	Massachusetts Institute of Technology	8.2		256,126	16,554	2.0	Aaa	AAA
13	United States Government	8.2		263,147	14,816	1.8	Aaa	AA+
14	Celgene Corporation	6.4		344,320	14,608	1.8	Baa2	BBB+
15	FibroGen, Inc.	6.6		234,249	14,198	1.7	—	—
16	Biogen Inc.	11.5		305,212	13,278	1.6	Baa1	A-
17	Juno Therapeutics, Inc.	12.0		241,276	12,619	1.6	—	—
18	Merrimack Pharmaceuticals, Inc.	2.3		167,167	11,246	1.4	—	—
19	Bristol-Myers Squibb Company	1.9		251,316	10,743	1.3	A2	A+
20	The Regents of the University of California	6.4		233,527	10,707	1.3	Aa2	AA
	Total/weighted average	13.6	(2)	6,844,493	$383,527	47.1%

Annual rental revenue and RSF include 100% of each property managed by us in North America.

(1)	Based on percentage of aggregate annual rental revenue in effect as of March 31, 2017.

(2)	Excluding Uber Technologies, Inc., the weighted-average remaining lease term for our top 20 tenants is 9.8 years.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	23

Summary of Properties and Occupancy
March 31, 2017
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF					Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	5,852,281	431,483	—	6,283,764	31%	51	$334,603	41%	$59.50
San Francisco	3,441,926	747,355	—	4,189,281	21	31	153,943	19	44.81
New York City	727,674	—	—	727,674	4	2	62,011	8	87.12
San Diego	3,826,635	202,187	162,156	4,190,978	21	52	128,395	16	36.89
Seattle	989,085	48,835	—	1,037,920	5	11	46,484	5	47.88
Maryland	2,085,196	—	—	2,085,196	11	28	49,711	6	25.74
Research Triangle Park	1,043,726	—	—	1,043,726	5	15	23,775	3	23.36
Canada	256,967	—	—	256,967	1	3	6,474	1	25.41
Non-cluster markets	268,689	—	—	268,689	1	6	6,052	1	25.48
North America	18,492,179	1,429,860	162,156	20,084,195	100%	199	$811,448	100%	$45.94

RSF, number of properties, and annual rental revenue include 100% of each property managed by us in North America. Annual rental revenue amounts represent amounts in effect as of March 31, 2017.

Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	3/31/17		12/31/16	3/31/16	3/31/17		12/31/16	3/31/16
Greater Boston	96.1%		96.2%	97.6%	96.1%		96.2%	96.3%
San Francisco	99.8		99.9	100.0	99.8		99.9	100.0
New York City	97.8		97.3	99.7	97.8		97.3	99.7
San Diego	91.0	(1)	94.3	94.5	87.3	(1)	90.4	80.1
Seattle	98.2		97.6	99.2	98.2		97.6	99.2
Maryland	92.6	(2)	95.8	95.9	92.6	(2)	95.8	95.9
Research Triangle Park	97.5		99.0	98.6	97.5		99.0	98.6
Subtotal	95.6		96.7	97.5	94.7		95.8	93.8
Canada	99.2		99.2	99.3	99.2		99.2	99.3
Non-cluster markets	88.4		87.7	88.1	88.4		87.7	88.1
North America	95.5%		96.6%	97.3%	94.7%		95.7%	93.8%
Occupancy includes 100% of each property managed by us in North America.

(1)
The decline from 4Q16 primarily relates to 125,409 RSF vacated in 1Q17 by Eli Lilly and Company (“Eli Lilly”) at 10300 Campus Point Drive located in our University Town Center submarket. Eli Lilly and Company relocated and expanded into 305,006 RSF at 10290 Campus Point Drive in December 2016. We are in negotiations with a tenant to lease 86,010 RSF.

(2)
The decline from 4Q16 primarily relates to 59,838 RSF that became vacant at 930 Clopper Road located in our Gaithersburg submarket. We are actively marketing the property for lease and do not anticipate significant additional capital to be invested to re-tenant the space.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	24

Property Listing
March 31, 2017
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Greater Boston
Cambridge/Inner Suburbs
Alexandria Center® at Kendall Square	1,648,700	431,483	—	2,080,183	9	$104,245	98.9%	98.9%
50, 60, 75/125, and 100 Binney Street, 161 and 215 First Street,150 Second Street, 300 Third Street, and 11 Hurley Street
225 Binney Street (consolidated joint venture – 30% ownership)	305,212	—	—	305,212	1	13,278	100.0	100.0
Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	82,397	99.1	99.1
100, 200, 300, 400, 500, 600, and 700 Technology Square
Alexandria Center® at One Kendall Square	644,771	—	—	644,771	9	49,060	97.0	97.0
480 and 500 Arsenal Street	234,260	—	—	234,260	2	9,539	100.0	100.0
640 Memorial Drive	225,504	—	—	225,504	1	13,730	100.0	100.0
780 and 790 Memorial Drive	99,658	—	—	99,658	2	7,338	100.0	100.0
167 Sidney Street and 99 Erie Street	54,549	—	—	54,549	2	3,656	100.0	100.0
79/96 13th Street (Charlestown Navy Yard)	25,309	—	—	25,309	1	620	100.0	100.0
Cambridge/Inner Suburbs	4,419,598	431,483	—	4,851,081	34	283,863	98.9	98.9
Longwood Medical Area
360 Longwood Avenue (unconsolidated joint venture – 27.5% ownership)	413,799	—	—	413,799	1	23,713	75.7	75.7
Route 128
Alexandria Park at 128	343,882	—	—	343,882	8	9,546	93.8	93.8
3 and 6/8 Preston Court, 29, 35, and 44 Hartwell Avenue, 35 and 45/47 Wiggins Avenue, and 60 Westview Street
19 Presidential Way	144,892	—	—	144,892	1	3,052	59.8	59.8
225 Second Avenue	113,860	—	—	113,860	1	5,115	100.0	100.0
100 Beaver Street	82,330	—	—	82,330	1	3,104	100.0	100.0
285 Bear Hill Road	26,270	—	—	26,270	1	1,167	100.0	100.0
Route 128	711,234	—	—	711,234	12	21,984	88.8	88.8
Route 495
111 and 130 Forbes Boulevard	155,846	—	—	155,846	2	1,629	100.0	100.0
20 Walkup Drive	91,045	—	—	91,045	1	649	100.0	100.0
30 Bearfoot Road	60,759	—	—	60,759	1	2,765	100.0	100.0
Route 495	307,650	—	—	307,650	4	5,043	100.0	100.0
Greater Boston	5,852,281	431,483	—	6,283,764	51	$334,603	96.1%	96.1%

RSF, annual rental revenue, and occupancy percentage include 100% of each property managed by us in North America. Annual rental revenue amounts represent amounts in effect as of March 31, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	25

Property Listing (continued)
March 31, 2017
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
San Francisco
Mission Bay/SoMa
409 and 499 Illinois Street (consolidated joint venture – 60% ownership)	455,069	—	—	455,069	2	$28,203	100.0%	100.0%
1455 and 1515 Third Street	422,980	—	—	422,980	2	22,107	100.0	100.0
510 Townsend Street	—	300,000	—	300,000	1	—	—	—
88 Bluxome Street	232,470	—	—	232,470	1	3,813	100.0	100.0
455 Mission Bay Boulevard South	210,398	—	—	210,398	1	10,105	100.0	100.0
1500 Owens Street (consolidated joint venture – 50.1% ownership)	158,267	—	—	158,267	1	7,724	100.0	100.0
1700 Owens Street	157,340	—	—	157,340	1	10,324	100.0	100.0
505 Brannan Street (consolidated joint venture – 99.6% ownership)	—	150,000	—	150,000	1	—	—	—
Mission Bay/SoMa	1,636,524	450,000	—	2,086,524	10	82,276	100.0	100.0
South San Francisco
213, 249, 259, and 269 East Grand Avenue	407,369	297,355	—	704,724	4	16,838	100.0	100.0
Alexandria Technology Center® – Gateway	448,175	—	—	448,175	6	17,895	100.0	100.0
600, 630, 650, 681, 901, and 951 Gateway Boulevard
400 and 450 East Jamie Court	163,035	—	—	163,035	2	6,453	100.0	100.0
500 Forbes Boulevard	155,685	—	—	155,685	1	6,619	100.0	100.0
7000 Shoreline Court	136,395	—	—	136,395	1	4,582	100.0	100.0
341 and 343 Oyster Point Boulevard	107,960	—	—	107,960	2	4,479	100.0	100.0
849/863 Mitten Road/866 Malcolm Road	103,857	—	—	103,857	1	3,089	94.1	94.1
South San Francisco	1,522,476	297,355	—	1,819,831	17	59,955	99.6	99.6
Greater Stanford
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
3165 Porter Drive	91,644	—	—	91,644	1	3,885	100.0	100.0
3350 West Bayshore Road	60,000	—	—	60,000	1	1,919	100.0	100.0
2625/2627/2631 Hanover Street	32,074	—	—	32,074	1	1,651	100.0	100.0
Greater Stanford	282,926	—	—	282,926	4	11,712	100.0	100.0
San Francisco	3,441,926	747,355	—	4,189,281	31	153,943	99.8	99.8

New York City
Manhattan
Alexandria Center® for Life Science	727,674	—	—	727,674	2	62,011	97.8	97.8
430 and 450 East 29th Street
New York City	727,674	—	—	727,674	2	$62,011	97.8%	97.8%

RSF, annual rental revenue, and occupancy percentage include 100% of each property managed by us in North America. Annual rental revenue amounts represent amounts in effect as of March 31, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	26

Property Listing (continued)
March 31, 2017
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
San Diego
Torrey Pines
ARE Spectrum	134,274	202,187	—	336,461	3	$5,772	100.0%	100.0%
3215 Merryfield Row, and 3013 and 3033 Science Park Road
Torrey Ridge Science Center	294,993	—	—	294,993	3	11,229	74.3	74.3
10578, 10614, and 10628 Science Center Drive
ARE Sunrise	234,596	—	—	234,596	3	9,160	100.0	100.0
10931/10933 and 10975 North Torrey Pines Road, 3010 Science Park Road, and 10996 Torreyana Road
ARE Nautilus	223,751	—	—	223,751	4	9,284	94.4	94.4
3530 and 3550 John Hopkins Court, and 3535 and 3565 General Atomics Court
3545 Cray Court	116,556	—	—	116,556	1	4,827	100.0	100.0
11119 North Torrey Pines Road	72,506	—	—	72,506	1	3,274	100.0	100.0
Torrey Pines	1,076,676	202,187	—	1,278,863	15	43,546	91.8	91.8
University Town Center
5200 Illumina Way	792,687	—	—	792,687	6	25,371	100.0	100.0
Campus Pointe by Alexandria (consolidated joint venture – 55% ownership)	754,765	—	—	754,765	2	27,801	83.4	83.4
10290 and 10300 Campus Point Drive
ARE Towne Centre	107,253	—	162,156	269,409	4	2,048	100.0	39.8
9363, 9373, 9393, and 9625 Towne Centre Drive
ARE Esplanade	241,963	—	—	241,963	4	9,517	96.3	96.3
4755, 4757, and 4767 Nexus Center Drive, and 4796 Executive Drive
9880 Campus Point Drive	71,510	—	—	71,510	1	2,774	100.0	100.0
University Town Center	1,968,178	—	162,156	2,130,334	17	67,511	93.2	86.1
Sorrento Mesa
5810/5820 and 6138/6150 Nancy Ridge Drive	138,970	—	—	138,970	2	3,950	100.0	100.0
ARE Portola	105,812	—	—	105,812	3	1,408	43.1	43.1
6175, 6225, and 6275 Nancy Ridge Drive
10121 and 10151 Barnes Canyon Road	102,392	—	—	102,392	2	1,987	100.0	100.0
7330 Carroll Road	66,244	—	—	66,244	1	2,431	100.0	100.0
5871 Oberlin Drive	33,817	—	—	33,817	1	993	100.0	100.0
Sorrento Mesa	447,235	—	—	447,235	9	10,769	86.5	86.5
Sorrento Valley
11025, 11035, 11045, 11055, 11065, and 11075 Roselle Street	121,655	—	—	121,655	6	2,900	92.0	92.0
3985, 4025, 4031, and 4045 Sorrento Valley Boulevard	103,111	—	—	103,111	4	1,174	48.2	48.2
Sorrento Valley	224,766	—	—	224,766	10	4,074	71.9	71.9
I-15 Corridor
13112 Evening Creek Drive	109,780	—	—	109,780	1	2,495	100.0	100.0
San Diego	3,826,635	202,187	162,156	4,190,978	52	$128,395	91.0%	87.3%
RSF, annual rental revenue, and occupancy percentage include 100% of each property managed by us in North America. Annual rental revenue amounts represent amounts in effect as of March 31, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	27

Property Listing (continued)
March 31, 2017
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Seattle
Lake Union
400 Dexter Avenue North	241,276	48,835	—	290,111	1	$12,619	100.0%	100.0%
1201 and 1208 Eastlake Avenue East	203,369	—	—	203,369	2	8,748	100.0	100.0
1616 Eastlake Avenue East	168,708	—	—	168,708	1	8,396	95.4	95.4
1551 Eastlake Avenue East	117,482	—	—	117,482	1	4,778	100.0	100.0
199 East Blaine Street	115,084	—	—	115,084	1	6,188	100.0	100.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,750	100.0	100.0
1600 Fairview Avenue East	27,991	—	—	27,991	1	1,138	100.0	100.0
Lake Union	904,615	48,835	—	953,450	8	43,617	99.1	99.1
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison Street and 410 Elliott Avenue West	36,724	—	—	36,724	2	1,028	71.1	71.1
Elliott Bay	84,470	—	—	84,470	3	2,867	87.5	87.5
Seattle	989,085	48,835	—	1,037,920	11	46,484	98.2	98.2

Maryland
Rockville
9800 Medical Center Drive	282,436	—	—	282,436	4	12,573	100.0	100.0
1330 Piccard Drive	131,511	—	—	131,511	1	2,433	75.7	75.7
1500 and 1550 East Gude Drive	90,489	—	—	90,489	2	1,681	100.0	100.0
14920 and 15010 Broschart Road	86,703	—	—	86,703	2	2,078	100.0	100.0
1405 Research Boulevard	71,669	—	—	71,669	1	2,104	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,390	100.0	100.0
9920 Medical Center Drive	58,733	—	—	58,733	1	455	100.0	100.0
5 Research Court	54,906	—	—	54,906	1	—	—	—
12301 Parklawn Drive	49,185	—	—	49,185	1	1,329	100.0	100.0
Rockville	889,484	—	—	889,484	14	25,043	90.2	90.2
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	377,401	—	—	377,401	4	7,225	82.3	82.3
9 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	237,137	—	—	237,137	5	6,131	100.0	100.0
708 Quince Orchard Road, 1300 Quince Orchard Boulevard, and 19, 20, and 22 Firstfield Road
401 Professional Drive	63,154	—	—	63,154	1	1,438	100.0	100.0
950 Wind River Lane	50,000	—	—	50,000	1	1,082	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,191	100.0	100.0
Gaithersburg	755,642	—	—	755,642	12	17,067	91.2	91.2
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	2,463	100.0	100.0
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	5,138	100.0	100.0
Maryland	2,085,196	—	—	2,085,196	28	$49,711	92.6%	92.6%
RSF, annual rental revenue, and occupancy percentage include 100% of each property managed by us in North America. Annual rental revenue amounts represent amounts in effect as of March 31, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	28

Property Listing (continued)
March 31, 2017
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Research Triangle Park
Research Triangle Park
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	$3,409	93.0%	93.0%
100, 800, and 801 Capitola Drive
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	4,607	100.0	100.0
Alexandria Innovation Center® – Research Triangle Park	135,677	—	—	135,677	3	3,339	99.1	99.1
7010, 7020, and 7030 Kit Creek Road
6 Davis Drive	100,000	—	—	100,000	1	1,272	88.5	88.5
7 Triangle Drive	96,626	—	—	96,626	1	3,156	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
2525 East NC Highway 54	82,996	—	—	82,996	1	1,690	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,379	100.0	100.0
6040 George Watts Hill Drive	61,547	—	—	61,547	1	2,051	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	689	100.0	100.0
6101 Quadrangle Drive	30,122	—	—	30,122	1	539	100.0	100.0
Research Triangle Park	1,043,726	—	—	1,043,726	15	23,775	97.5	97.5

Canada	256,967	—	—	256,967	3	6,474	99.2	99.2

Non-cluster markets	268,689	—	—	268,689	6	6,052	88.4	88.4

Total – North America	18,492,179	1,429,860	162,156	20,084,195	199	$811,448	95.5%	94.7%
RSF, annual rental revenue, and occupancy percentage include 100% of each property managed by us in North America. Annual rental revenue amounts represent amounts in effect as of March 31, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	29

Incremental Annual Net Operating Income from Development and Redevelopment of New Class A Properties

March 31, 2017

(1)
Represents incremental annual net operating income upon stabilization of our development and redevelopment of new Class A properties, including only our share of real estate joint venture projects. RSF and percentage leased represent 100% of each property.

(2)	Delivery of 2016 projects were primarily weighted toward 4Q16.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	30

Green Building, Sustainability, and Health and Wellness
March 31, 2017

Focus on Green Building, Sustainability, and Health and Wellness

As a Platinum Member of the U.S. Green Building Council, Alexandria is a recognized industry partner that pursues and promotes resource-efficient and healthy business practices that enhance performance for its innovative tenants.

GREEN BUILDING[1]

47 LEED® Certified Projects

8 Million RSF

50 % of ARE's Total Annual Rental Revenue

LEADERSHIP IN ENERGY & ENVIRONMENTAL DESIGN
LEED

5 Platinum

27 Gold

15 Silver

HEALTH and WELLNESS

fitwel

FIRST-IN-CLASS CHAMPION
First company to receive Fitwel certifications. Alexandria achieved three-star — the highest possible rating — at five buildings, and has a total of six Fitwel certifications.

ULI healthy PLACES AWARDS

The Alexandria at Torrey Pines, part of the ARE Sunrise campus, provides fitness, dining, and meeting offerings to promote a healthy lifestyle. The facility received the **ULI HEALTHY PLACE FOR BUSINESS AWARD** in 2016.

CASE STUDIES

75/125 Binney Street, part of our Alexandria Center® at Kendall Square campus, achieved **LEED GOLD** certification from the U.S. Green Building Council. Highlights include reducing energy use by 41% over baseline and providing natural daylight to the interiors and excellent views.

BOMA
2016
The Office Building of the Year Award
Alexandria's Spectrum Collection, Building I

The renovation of our Spectrum I building in Torrey Pines achieved **THE OUTSTANDING BUILDING OF THE YEAR AWARD** in 2016. The award demonstrates Alexandria as a leader in sustainability initiatives and focus.

(1)    Upon completion of 14 in-process LEED certified projects.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	31

Investments in Real Estate
March 31, 2017
(Dollars in thousands, except per SF amounts)

	Investments in Real Estate	Occupancy/ Percentage Leased		Square Feet
				Consolidated	Unconsolidated	Total

Investments in real estate – North America:
Rental properties	$9,801,318	95.5%		18,078,380	413,799	18,492,179

Development and redevelopment of New Class A Properties:
2017 deliveries	675,206	83.0%	79.0%	1,132,505	—	1,132,505
2018 and 2019 deliveries
Undergoing construction	69,015	65.0%		459,511	—	459,511
Marketing and pre-construction	91,872	N/A		1,473,634	—	1,473,634
2019 and beyond – near-term developments	111,113	N/A		2,010,009	—	2,010,009
Future development projects	309,343	N/A		4,608,942	—	4,608,942

Gross investments in real estate – North America	11,057,867			27,762,981	413,799	28,176,780

Less: accumulated depreciation	(1,623,228)

Net investments in real estate – North America	9,434,639
Net investments in real estate – Asia	36,028
Investments in real estate	$9,470,667

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	32

Solid Pre-Leasing of Ground-Up Developments
March 31, 2017
(Dollars in thousands)

Solid Pre-Leased Percentage: 5.2 Million RSF of Ground-Up Developments Commenced Since January 1, 2009

2.7M RSF
100% pre-leased
Single tenant
2.5M RSF
38% pre-leased
Multiple tenant

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	33

Development and Redevelopment of New Class A Properties: Recently Placed into Service (Trailing 12 Months)

March 31, 2017

50 Binney Street	60 Binney Street	11 Hurley Street	1455 and 1515 Third Street	430 East 29th Street
Greater Boston/Cambridge	Greater Boston/Cambridge	Greater Boston/Cambridge	San Francisco/Mission Bay/SoMa	New York City/Manhattan
274,734 RSF	255,743 RSF	59,783 RSF	422,980 RSF	418,639 RSF
Sanofi Genzyme	bluebird bio, Inc.	Editas Medicine, Inc.	Uber Technologies, Inc.	Roche/New York University/Others

ARE Spectrum	10290 Campus Point Drive	5200 Illumina Way, Building 6	4796 Executive Drive	400 Dexter Avenue North
San Diego/Torrey Pines	San Diego/University Town Center	San Diego/University Town Center	San Diego/University Town Center	Seattle/Lake Union
31,336 RSF	305,006 RSF	295,609 RSF	61,755 RSF	241,276 RSF
The Medicines Company	Eli Lilly and Company	Illumina, Inc.	Otonomy, Inc.	Juno Therapeutics, Inc.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	34

Development and Redevelopment of New Class A Properties: Recently Placed into Service (Trailing 12 Months) (continued)
March 31, 2017
(Dollars in thousands)

Property/Market/Submarket	Our Ownership Interest	Date Delivered	RSF in Service						Total Project			Unlevered Yields
			Prior to 4/1/16	Placed into Service				Total				Average Cash	Initial Stabilized Cash Basis	Initial Stabilized
				2Q16	3Q16	4Q16	1Q17		Leased	RSF	Investment
Consolidated development projects
50 and 60 Binney Street/ Greater Boston/Cambridge	100%	9/30/16	—	—	530,477	—	—	530,477	99%	530,477	$474,000	8.6%	7.7%	7.9%
1455 and 1515 Third Street/ San Francisco/Mission Bay/SoMa	100%	11/10/16	—	—	—	422,980	—	422,980	100%	422,980	$155,000	14.5%	7.0%	14.4%
430 East 29th Street/ New York City/ Manhattan	100%	Various	356,044	62,595	—	—	—	418,639	100%	418,639	$471,000	7.6%	7.0%	7.1%
ARE Spectrum/San Diego/ Torrey Pines	100%	Various	102,938	—	—	—	31,336	134,274	98%	336,461	$278,000	6.9%	6.1%	6.4%
5200 Illumina Way, Building 6/ San Diego/University Town Center	100%	6/20/16	—	295,609	—	—	—	295,609	100%	295,609	$68,000	8.8%	7.2%	8.6%
4796 Executive Drive/ San Diego/University Town Center	100%	12/1/16	—	—	—	61,755	—	61,755	100%	61,755	$41,000	8.0%	7.0%	7.4%
400 Dexter Avenue North/Seattle/ Lake Union	100%	3/31/17	—	—	—	—	241,276	241,276	89%	290,111	$232,000	7.3%	6.9%	7.2%

Consolidated redevelopment projects
11 Hurley Street/ Greater Boston/Cambridge	100%	9/29/16	—	—	59,783	—	—	59,783	100%	59,783	$36,500	9.8%	8.8%	9.7%
10290 Campus Point Drive/ San Diego/University Town Center	55%	12/2/16	—	—	—	305,006	—	305,006	100%	305,006	$231,000	7.7%	6.8%	7.1%

Unconsolidated joint venture development project
360 Longwood Avenue/ Greater Boston/ Longwood Medical Area	27.5%	Various	262,367	51,040	—	100,392	—	413,799	80%	413,799	$108,965	8.2%	7.3%	7.8%
Total			721,349	409,244	590,260	890,133	272,612	2,883,598

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	35

Development of New Class A Properties: 2017 Deliveries (Undergoing Construction)
March 31, 2017
(Dollars in thousands)

100 Binney Street	510 Townsend Street	505 Brannan Street, Phase I	ARE Spectrum	400 Dexter Avenue North
Greater Boston/Cambridge	San Francisco/Mission Bay/SoMa	San Francisco/Mission Bay/SoMa	San Diego/Torrey Pines	Seattle/Lake Union
431,483 RSF	300,000 RSF	150,000 RSF	202,187 RSF	48,835 RSF
Bristol-Myers Squibb Company	Stripe, Inc.	Pinterest, Inc.	Celgene Corporation Vertex Pharmaceuticals Incorporated Wellspring Biosciences LLC	Juno Therapeutics, Inc. ClubCorp Holdings, Inc.

Property/Market/Submarket	Project RSF			Percentage			Project Start	Occupancy
	In Service	CIP	Total	Leased	Negotiating	Total		Initial	Stabilized
ARE Spectrum/San Diego/Torrey Pines	134,274	202,187	336,461	98%	—%	98%	2Q16	1Q17	4Q17
400 Dexter Avenue North/Seattle/Lake Union	241,276	48,835	290,111	89%	11%	100%	2Q15	1Q17	4Q17
5200 Illumina Way, Parking Structure/San Diego/University Town Center	—	N/A	N/A	100%	—%	100%	2Q16	2Q17	2Q17
510 Townsend Street/San Francisco/Mission Bay/SoMa	—	300,000	300,000	100%	—%	100%	3Q15	4Q17	4Q17
100 Binney Street/Greater Boston/Cambridge	—	431,483	431,483	48%	47%	95%	3Q15	4Q17	4Q17
505 Brannan Street, Phase I/San Francisco/Mission Bay/SoMa	—	150,000	150,000	100%	—%	100%	1Q16	4Q17	4Q17
Total	375,550	1,132,505	1,508,055	83%	15%	98%

Property/Market/Submarket	Our Ownership Interest	In Service	CIP	Cost to Complete	Total at Completion	Unlevered Yields
						Average Cash	Initial Stabilized Cash Basis	Initial Stabilized

ARE Spectrum/San Diego/Torrey Pines	100%	$88,115	$106,506	$83,379	$278,000	6.9%	6.1%	6.4%
400 Dexter Avenue North/Seattle/Lake Union	100%	160,862	28,296	42,842	232,000	7.3%	6.9%	7.2%
5200 Illumina Way, Parking Structure/San Diego/University Town Center	100%	—	34,761	35,239	70,000	7.0%	7.0%	7.0%
510 Townsend Street/San Francisco/Mission Bay/SoMa	100%	—	131,955	106,045	238,000	7.9%	7.0%	7.2%
100 Binney Street/Greater Boston/Cambridge	100%	11,555	296,917	226,528	535,000	7.9%	7.0%	7.7%
505 Brannan Street, Phase I/San Francisco/Mission Bay/SoMa	99.6%	—	76,771	64,229	141,000	8.6%	7.0%	8.2%
Total		$260,532	$675,206	$558,262	$1,494,000

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	36

Development and Redevelopment of New Class A Properties: 2018 & 2019 Deliveries (Including Marketing and Pre-Construction Projects)

March 31, 2017

399 Binney Street	161 First Street	1655 and 1715 Third Street	213 East Grand Avenue
Greater Boston/Cambridge	Greater Boston/Cambridge	San Francisco/Mission Bay/SoMa	San Francisco/South San Francisco
172,500 SF	183,644 SF	580,000 SF	297,355 RSF

279 East Grand Avenue	9625 Towne Centre Drive	1818 Fairview Avenue East	3054 Cornwallis Road
San Francisco/South San Francisco	San Diego/University Town Center	Seattle/Lake Union	Research Triangle Park/RTP
199,000 SF	162,156 SF	188,490 SF	150,000 SF

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	37

Development and Redevelopment of New Class A Properties: 2018 & 2019 Deliveries (Including Marketing and Pre-Construction Projects) (continued)
March 31, 2017
(Dollars in thousands)

Property/Market/Submarket	Dev/ Redev	Project RSF			Percentage			Project Start (1)	Occupancy (1)
		In Service	CIP	Total	Leased	Negotiating	Total		Initial	Stabilized
Active construction projects
9625 Towne Centre Drive/San Diego/University Town Center	Redev	—	162,156	162,156	—%	100%	100%	3Q15	4Q18	2018
213 East Grand Avenue/San Francisco/South San Francisco	Dev	—	297,355	297,355	100%	—%	100%	2Q17	1Q19	2019
		—	459,511	459,511	65%	35%	100%
Marketing and pre-construction projects
399 Binney Street (Alexandria Center® at One Kendall Square)/Greater Boston/Cambridge	Dev	—	172,500	172,500	TBD				2018	TBD
3054 Cornwallis Road/Research Triangle Park/RTP (2)	Redev	—	150,000	150,000					2018	TBD
1655 and 1715 Third Street/San Francisco/Mission Bay/SoMa (3)	Dev	—	580,000	580,000	—%	100%	100%	2018	2019	2019
279 East Grand Avenue/San Francisco/South San Francisco	Dev	—	199,000	199,000	TBD				2019	TBD
1818 Fairview Avenue East/Seattle/Lake Union	Dev	—	188,490	188,490					2019	TBD
161 First Street/Greater Boston/Cambridge (4)	Dev	—	183,644	183,644					N/A	N/A
		—	1,473,634	1,473,634

Property/Market/Submarket	Our Ownership Interest	In Service	CIP	Cost to Complete (5)	Total at Completion (5)	Unlevered Yields (5)

Active construction projects
9625 Towne Centre Drive/San Diego/University Town Center	100%	$—	$26,540	TBD	TBD	TBD
213 East Grand Avenue/San Francisco/South San Francisco	100%	—	42,475	TBD	TBD	TBD
		$—	$69,015	TBD	TBD	TBD
Marketing and pre-construction projects
399 Binney Street (Alexandria Center® at One Kendall Square)/Greater Boston/Cambridge	100%	$—	$64,984	TBD
3054 Cornwallis Road/Research Triangle Park/RTP (2)	100%	—	—
1655 and 1715 Third Street/San Francisco/Mission Bay/SoMa (3)	10%	—	—
279 East Grand Avenue/San Francisco/South San Francisco	100%	—	9,842
1818 Fairview Avenue East/Seattle/Lake Union	100%	—	11,308
161 First Street/Greater Boston/Cambridge (4)	100%	—	5,738
		$—	$91,872

(1)	Anticipated project start dates and initial occupancy dates are subject to leasing and/or market conditions. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy.

(2)	Represents acquisition under contract as of 1Q17, we expect to complete the acquisition during 2Q17.

(3)
Executed an agreement to purchase a 10% interest in a joint venture with Uber and the Golden State Warriors. Our initial cash contribution of $35 million will be funded at closing of the joint venture in 2018. The joint venture will acquire land with completed below-grade improvements to the building foundation and parking garage, and complete vertical construction of two buildings aggregating 580,000 RSF, which will be leased to Uber.

(4)
Represents a multi-family residential development with approximately 130-140 units. As part of our successful efforts to increase the entitlements on our Alexandria Center® at Kendall Square development, we were required to develop two multi-family residential projects, one of which was previously completed and sold. We may market this project for sale.

(5)	The design and budget of these projects are in process, and the estimated project costs with related yields will be disclosed in the future.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	38

Development of New Class A Properties: 2019 and Beyond – Near-Term Development Projects
March 31, 2017
(Dollars in thousands, except per SF amounts)

303 Binney Street	960 Industrial Road	East 29th Street

5200 Illumina Way	Campus Point Drive	9800 Medical Center Drive

Property/Submarket	Book Value		Project SF	Per SF
Greater Boston
303 Binney Street/Cambridge	$82,882	(1)	208,965	$397
San Francisco
960 Industrial Road/Greater Stanford	—	(1)	500,000	—
New York City
East 29th Street/Manhattan	—		420,000	—
San Diego
5200 Illumina Way/University Town Center	10,846		386,044	28
Campus Point Drive/University Town Center	11,653		315,000	37
Maryland
9800 Medical Center Drive/Rockville	5,732		180,000	32
Total near-term value-creation projects	$111,113		2,010,009	$55

(1)	See page 4 of our Earnings Press Release for additional information on our completed and pending acquisitions.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	39

Development and Redevelopment of New Class A Properties: Summary of Pipeline
March 31, 2017
(Dollars in thousands, except per SF amounts)

Property/Submarket	Our Ownership Interest	Book Value	Square Feet
			Undergoing Construction	Near-Term Developments			Future Development	Total
				Marketing and Pre-construction	2019 and Beyond
Greater Boston
Various near-term deliveries	100%	$450,521	431,483	356,144	208,965		—	996,592
Alexandria Technology Square®/Cambridge	100%	7,787	—	—	—		100,000	100,000
Other future projects	100%	5,614	—	—	—		221,955	221,955
		463,922	431,483	356,144	208,965		321,955	1,318,547
San Francisco
Various near-term deliveries	Various	261,043	747,355	779,000	500,000		—	2,026,355
88 Bluxome Street/Mission Bay/SoMa	100%	155,977	—	—	—		1,070,925	1,070,925
505 Brannan Street, Phase II/Mission Bay/SoMa	99.6%	13,996	—	—	—		165,000	165,000
East Grand Avenue/South San Francisco	100%	5,805	—	—	—		90,000	90,000
Other future projects	100%	—	—	—	—		95,620	95,620
		436,821	747,355	779,000	500,000		1,421,545	3,447,900
New York City
East 29th Street/Manhattan	100%	—	—	—	420,000		—	420,000
		—	—	—	420,000		—	420,000
San Diego
Various near-term deliveries	100%	190,306	364,343	—	701,044		—	1,065,387
Vista Wateridge/Sorrento Mesa	100%	3,752	—	—	—		163,000	163,000
Other future projects	100%	31,894	—	—	—		259,895	259,895
		225,952	364,343	—	701,044		422,895	1,488,282
Seattle
Various near-term deliveries	100%	39,604	48,835	188,490	—		—	237,325
1150/1165/1166 Eastlake Avenue East/Lake Union	100%	36,633	—	—		—	366,000	366,000
		76,237	48,835	188,490	—		366,000	603,325
Maryland
Various near-term deliveries	100%	5,732	—	—	180,000		—	180,000
Other future projects	100%	15,376	—	—	—		408,000	408,000
		21,108	—	—	180,000		408,000	588,000
Research Triangle Park
Various near-term deliveries	100%	—	—	150,000	—		—	150,000
6 Davis Drive/Research Triangle Park	100%	16,568	—	—	—		1,000,000	1,000,000
Other future projects	100%	4,150	—	—	—		76,262	76,262
		20,718	—	150,000	—		1,076,262	1,226,262
Non-cluster markets – other future projects	100%	11,791	—	—	—		592,285	592,285
		$1,256,549	1,592,016	1,473,634	2,010,009		4,608,942	9,684,601

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	40

Construction Spending
March 31, 2017
(Dollars in thousands, except per RSF amounts)

Construction Spending	Three Months Ended March 31, 2017
Construction spending (cash basis) (3)	$218,473
Decrease in accrued construction	(1,693)
Construction spending	$216,780

Non-Revenue-Enhancing Capital Expenditures(1)	Three Months Ended March 31, 2017				Recent Average per RSF (2)
	Amount		Per RSF
Non-revenue-enhancing capital expenditures	$1,138		$0.07		$0.39

Tenant improvements and leasing costs:
Re-tenanted space	$4,582		$25.79		$17.86
Renewal space	13,795		19.67		11.79
Total tenant improvements and leasing costs/weighted average	$18,377	(4)	$20.91	(4)	$13.42

Projected Construction Spending	Year Ending December 31, 2017
Development and redevelopment projects	$552,000
Contributions from noncontrolling interests (consolidated joint ventures)	(9,000)
Generic laboratory infrastructure/building improvement projects	95,000
Non-revenue-enhancing capital expenditures and tenant improvements	10,000
Projected construction spending for nine months ending December 31, 2017	648,000
Actual construction spend for three months ended March 31, 2017	216,780
Guidance range	$815,000	–	915,000

2017 Disciplined Allocation of Capital (5)
93% to Urban Innovation Submarkets

Mission Bay/SoMa
South San Francisco
Greater Stanford
San Francisco
44%
Cambridge
Greater Boston
23%
2%
Manhattan
New York City
18%
7%
6%
Torrey Pines
University Town Center
San Diego
Other
Lake Union
Seattle

(1)	Excludes amounts that are recoverable from tenants, revenue-enhancing, or related to properties that have undergone redevelopment.

(2)	Represents the average of the five years ended December 31, 2016, and the three months ended March 31, 2017.

(3)	Includes revenue-enhancing projects and non-revenue-enhancing capital expenditures.

(4)
Increase from 4Q16 primarily relates to tenant improvement commitments and leasing commissions incurred for leases executed that generated average increases in rental rates of 25.9% and 17.4% (cash basis). Includes approximately $3.8 million, or $4.30 per square foot, related to base building work to be performed by tenants for enhancements to common areas and building energy efficiency projects at two of our properties in Cambridge.

(5)	Represents the percentage of projected spending by submarket, including projected acquisitions expected in our sources and uses of capital guidance ranging from $380 million to $480 million.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	41

Dispositions
March 31, 2017
(Dollars in thousands)

Property/Market/Submarket	Date of Sale	RSF		Net Operating Income (1)		Net Operating Income (Cash) (1)		Contractual Sale Price

Dispositions completed and under contract:
6146 Nancy Ridge Drive/San Diego/Sorrento Mesa	1/6/17	21,940		N/A		N/A		$3,000
360 Longwood Avenue/Greater Boston/Longwood Medical Area	July 2017	203,090	(2)	$4,134	(2)	$3,990	(2)	65,701	(2)
								$68,701

(1)	Represents annualized amounts for the quarter ended prior to the date of sale. Cash net operating income excludes straight-line rent and amortization of acquired below-market leases.

(2)
Represents the sale of a condominium interest for approximately 49% of the building RSF, or 203,090 RSF, in our unconsolidated real estate joint venture property. Net operating income, net operating income (cash basis), and contractual sales price represent our 27.5% share related to the sale of the condominium interest. In March 2017, the unconsolidated real estate joint venture extended the maturity date of the existing secured construction loan to July 5, 2017. We expect to refinance the secured construction loan in connection with the condominium sale and to receive a net distribution from the joint venture. RSF represents 100% of the property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	42

Joint Venture Financial Information
March 31, 2017
(Dollars in thousands)

We present components of operating results and balance sheet information for our share of the consolidated real estate joint ventures attributable to noncontrolling interests and for our share of investment in an unconsolidated real estate joint venture to help investors estimate operating results and balance sheet information related to our partially owned entities. These amounts are estimated by computing, for each joint venture that we consolidate in our financial statements, the noncontrolling interest percentage of each financial item to arrive at the cumulative noncontrolling interest share of each component presented. In addition, for our real estate joint venture that we do not control and do not consolidate, we apply our economic ownership percentage to the unconsolidated real estate joint venture to arrive at our proportionate share of each component presented.

	March 31, 2017
	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JV
Investments in real estate	$476,969		$92,542
Cash and cash equivalents	12,797		3,477
Other assets	29,328		8,545
Secured notes payable	—		(51,233)
Other liabilities	(25,198)		(2,874)
Redeemable noncontrolling interests	(11,320)	(1)	—
	$482,576		$50,457

	Three Months Ended March 31, 2017
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JV
Total revenues	$13,020	$2,348
Rental operations	(3,740)	(848)
	9,280	1,500
General and administrative	(20)	(23)
Interest	—	(704)
Depreciation and amortization	(3,642)	(412)
Net income (1)	$5,618	$361

Consolidated Real Estate Joint Ventures
Property/Market/Submarket	Noncontrolling (2) Interest Share
225 Binney Street/Greater Boston/Cambridge	70%
1500 Owens Street/San Francisco/Mission Bay/SoMa	49.9%
409 and 499 Illinois Street/San Francisco/Mission Bay/SoMa	40%
10290 and 10300 Campus Point Drive/San Diego/ University Town Center	45%

Unconsolidated Real Estate Joint Venture
Property/Market/Submarket	Our Share
360 Longwood Avenue/Greater Boston/Longwood Medical Area	27.5%

Our unconsolidated real estate joint venture at 360 Longwood Avenue has a non-recourse, secured construction loan that includes the following key terms (amounts represent 100% at the joint venture level):

Tranche	Maturity Date		Stated Rate	Outstanding Balance	Remaining Commitments	Total
Fixed rate	July 5, 2017	(3)	5.25%	$173,226	$2,015	$175,241
Floating rate (4)	July 5, 2017	(3)	L+3.75%	13,075	24,884	37,959
				$186,301	$26,899	$213,200

(1)
Represents a redeemable noncontrolling interest in our consolidated real estate project at 213 East Grand Avenue, located in our South San Francisco submarket, aggregating 297,355 RSF. The noncontrolling interests in the real estate joint venture commenced in August 2005 and earn a fixed preferred return of 8.4%, which is excluded from our net income calculation.

(2)	In addition to the consolidated real estate joint ventures listed, various partners hold insignificant interests in three other properties.

(3)
In March 2017, the unconsolidated real estate joint venture extended the maturity date of the existing secured construction loan to July 5, 2017. We expect to refinance the secured construction loan in connection with the sale of a condominium interest in 203,090 RSF of 360 Longwood Avenue and to receive a net distribution from the joint venture. See page 6 of our Earnings Press Release for additional discussion.

(4)	Borrowings under the floating rate tranche have an interest rate floor equal to 5.25% and are subject to an interest rate cap on LIBOR of 3.50%.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	43

Investments
March 31, 2017
(Dollars in thousands)

Public/Private Mix (Cost)				Tenant/Non-Tenant Mix (Cost)

Investment Type	Cost	Net Unrealized Gains	Total	Number of Investments
				235
Public	$44,383	$29,847	$74,230
Private	320,241	—	320,241	Average Cost
				$1.6M
Total	$364,624	$29,847	$394,471

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	44

Key Credit Metrics
March 31, 2017
(Dollars in millions)

Net Debt to Adjusted EBITDA (1)	Net Debt and Preferred Stock to Adjusted EBITDA (1)

Fixed-Charge Coverage Ratio (1)	Liquidity

	$2.2B

	Availability under our $1.65 billion unsecured senior line of credit	$1,650
	Remaining construction loan commitments	267
	Available-for-sale equity securities, at fair value	74
	Cash, cash equivalents, and restricted cash	170
		$2,161

(1)	Quarter annualized.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	45

Summary of Debt
March 31, 2017

Debt maturities chart
(Dollars in millions)

Fixed-rate/hedged and unhedged variable-rate debt
(Dollars in thousands)

	Fixed-Rate/Hedged Variable-Rate Debt	Unhedged Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate (1)	Remaining Term (in years)

Secured notes payable	$868,597	$215,161	$1,083,758	24.5%	3.64%	3.3
Unsecured senior notes payable	2,799,508	—	2,799,508	63.1	4.16	7.5
$1.65 Billion unsecured senior line of credit	—	—	—	—	N/A	4.6
2019 Unsecured Senior Bank Term Loan	199,361	—	199,361	4.5	3.00	1.8
2021 Unsecured Senior Bank Term Loan	348,059	—	348,059	7.9	2.44	3.8
Total/weighted average	$4,215,525	$215,161	$4,430,686	100.0%	3.84%	6.0
Percentage of total debt	95%	5%	100%

(1)
Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to our interest rate hedge agreements, amortization of debt premiums (discounts), amortization of loan fees, and other bank fees.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	46

Summary of Debt (continued)
March 31, 2017
(Dollars in thousands)

Debt	Stated Rate		Weighted-Average Interest Rate (1)	Maturity Date (2)		Principal Payments Remaining for the Periods Ending December 31,						Principal	Unamortized (Deferred Financing Cost), (Discount)/Premium	Total
						2017	2018	2019	2020	2021	Thereafter
Secured notes payable
Greater Boston	L+1.35%		2.93%	8/23/18		$—	$212,289	$—	$—	$—	$—	$212,289	$(1,020)	$211,269
Greater Boston	L+1.50%		2.77	1/28/19	(3)	—	—	288,269	—	—	—	288,269	(2,188)	286,081
Greater Boston	L+2.00%		3.34	4/20/19	(3)	—	—	137,603	—	—	—	137,603	(2,764)	134,839
Greater Boston, San Diego, Seattle, and Maryland	7.75%		8.15	4/1/20		1,387	1,979	2,138	104,352	—	—	109,856	(1,002)	108,854
San Diego	4.66%		4.93	1/1/23		1,026	1,608	1,687	1,762	1,852	28,201	36,136	(378)	35,758
Greater Boston	3.93%		3.19	3/10/23		—	1,091	1,505	1,566	1,628	76,210	82,000	3,212	85,212
Greater Boston	4.82%		3.36	2/6/24		—	2,720	3,090	3,217	3,406	190,567	203,000	17,952	220,952
San Francisco	6.50%		6.66	7/1/36		20	22	23	25	26	677	793	—	793
Secured debt weighted-average interest rate/subtotal	3.95%		3.64			2,433	219,709	434,315	110,922	6,912	295,655	1,069,946	13,812	1,083,758

2019 Unsecured Senior Bank Term Loan	L+1.20%		3.00	1/3/19		—	—	200,000	—	—	—	200,000	(639)	199,361
2021 Unsecured Senior Bank Term Loan	L+1.10%		2.44	1/15/21		—	—	—	—	350,000	—	350,000	(1,941)	348,059
$1.65 billion unsecured senior line of credit	L+1.00%	(4)	N/A	10/29/21		—	—	—	—	—	—	—	—	—
Unsecured senior notes payable	2.75%		2.96	1/15/20		—	—	—	400,000	—	—	400,000	(2,211)	397,789
Unsecured senior notes payable	4.60%		4.75	4/1/22		—	—	—	—	—	550,000	550,000	(3,244)	546,756
Unsecured senior notes payable	3.90%		4.04	6/15/23		—	—	—	—	—	500,000	500,000	(3,669)	496,331
Unsecured senior notes payable	4.30%		4.52	1/15/26		—	—	—	—	—	300,000	300,000	(4,229)	295,771
Unsecured senior notes payable	3.95%		4.14	1/15/27		—	—	—	—	—	350,000	350,000	(4,876)	345,124
Unsecured senior notes payable	3.95%		4.10	1/15/28		—	—	—	—	—	425,000	425,000	(4,539)	420,461
Unsecured senior notes payable	4.50%		4.62	7/30/29		—	—	—	—	—	300,000	300,000	(2,724)	297,276
Unsecured debt weighted average/subtotal			3.91			—	—	200,000	400,000	350,000	2,425,000	3,375,000	(28,072)	3,346,928
Weighted-average interest rate/total			3.84%			$2,433	$219,709	$634,315	$510,922	$356,912	$2,720,655	$4,444,946	$(14,260)	$4,430,686

Balloon payments						$—	$212,289	$625,872	$503,979	$350,000	$2,708,417	$4,400,557	$—	$4,400,557
Principal amortization						2,433	7,420	8,443	6,943	6,912	12,238	44,389	(14,260)	30,129
Total debt						$2,433	$219,709	$634,315	$510,922	$356,912	$2,720,655	$4,444,946	$(14,260)	$4,430,686

Fixed-rate/hedged variable-rate debt						$2,433	$157,420	$481,443	$510,922	$356,912	$2,720,655	$4,229,785	$(14,260)	$4,215,525
Unhedged variable-rate debt						—	62,289	152,872	—	—	—	215,161	—	215,161
Total debt						$2,433	$219,709	$634,315	$510,922	$356,912	$2,720,655	$4,444,946	$(14,260)	$4,430,686

(1)
Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to our interest rate hedge agreements, amortization of debt premiums (discounts), amortization of loan fees, and other bank fees.

(2)	Reflects any extension options that we control.

(3)	See our table of secured construction loans on the following page regarding options to extend maturity dates.

(4)
Our $1.65 billion unsecured senior line of credit contains a feature that allows lenders to competitively bid on the interest rate for borrowings under the facility. This may result in an interest rate that is below the stated rate. In addition to the cost of borrowing, the facility is subject to an annual facility fee of 0.20%, based on the aggregate commitments. Unamortized deferred financing costs related to our unsecured senior line of credit are classified in other assets and are excluded from the calculation of the weighted-average interest rate.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	47

Summary of Debt (continued)
March 31, 2017
(Dollars in thousands)

Secured construction loans

Property/Market/Submarket	Stated Rate		Maturity Date		Outstanding Balance	Remaining Commitments	Aggregate Commitments
75/125 Binney Street/Greater Boston/Cambridge	L+1.35%		8/23/18		$212,289	$38,111	$250,400
50 and 60 Binney Street/Greater Boston/Cambridge	L+1.50%		1/28/19	(1)	288,269	61,731	350,000
100 Binney Street/Greater Boston/Cambridge	L+2.00%	(2)	4/20/19	(3)	137,603	166,678	304,281
					$638,161	$266,520	$904,681

(1)	We have two, one-year options to extend the stated maturity date to January 28, 2021, subject to certain conditions.

(2)	See the interest rate cap agreements in table at the bottom of this page.

(3)	We have two, one-year options to extend the stated maturity date to April 20, 2021, subject to certain conditions.

Debt covenants

Debt Covenant Ratios (1)	Unsecured Senior Notes Payable		$1.65 Billion Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loans
	Requirement	Actual	Requirement	Actual
Total Debt to Total Assets	≤ 60%	36%	≤ 60.0%	31.6%
Secured Debt to Total Assets	≤ 40%	9%	≤ 45.0%	7.3%
Consolidated EBITDA to Interest Expense	≥ 1.5x	5.8x	≥ 1.50x	3.58x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	279%	N/A	N/A
Unsecured Leverage Ratio	N/A	N/A	≤ 60.0%	30.3%
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.50x	6.37x

(1)	All covenant ratio titles utilize terms as defined in the respective debt agreements; therefore, EBITDA is not calculated under the definition set forth by the SEC in Exchange Act Release No. 47226.

Interest rate hedge agreements

Interest Rate Hedge Type	Effective Date	Maturity Date	Number of Contracts	Weighted-Average Interest Pay Rate/ Cap Rate (1)	Fair Value as of 3/31/17		Notional Amount in Effect as of
							3/31/17	12/31/17	12/31/18	12/31/19
Swap	March 31, 2017	March 31, 2018	15	1.31%	$(682)		$900,000	$900,000	$—	$—
Cap	July 29, 2016	April 20, 2019	2	2.00%	231		73,000	126,000	150,000	—
Swap	March 29, 2018	March 31, 2019	6	1.01%	3,101		—	—	450,000	—
Swap	March 29, 2018	March 31, 2019	2	1.60%	N/A	(2)	—	—	150,000	—
Swap	March 29, 2019	March 31, 2020	1	1.89%	N/A	(2)	—	—	—	100,000
Total					$2,650	(3)	$973,000	$1,026,000	$750,000	$100,000

(1)
In addition to the interest pay rate for each swap agreement, interest is payable at an applicable margin over LIBOR for borrowings outstanding as of March 31, 2017, as listed under the column heading “Stated Rate” in our summary table of outstanding indebtedness and respective principal payments on page 47.

(2)	These interest rate swap agreements were executed in April 2017.

(3)	This total represents the net of the fair value of interest rate hedges in an asset position of $4.5 million and fair value of interest rate hedges in a liability position of $1.8 million.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	48

Definitions and Reconciliations
March 31, 2017

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margins

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA:

	Three Months Ended
(Dollars in thousands)	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16
Net income (loss)	$47,555	$19,792	$28,559	$(108,116)	$9,966
Interest expense	29,784	31,223	25,850	25,025	24,855
Income taxes	767	737	355	924	1,095
Depreciation and amortization	97,183	95,222	77,133	70,169	70,866
Stock compensation expense	5,252	6,426	7,451	6,117	5,439
Loss on early extinguishment of debt	670	—	3,230	—	—
Gain on sales of real estate – rental properties	(270)	(3,715)	—	—	—
Gain on sales of real estate – land parcels	—	—	(90)	—	—
Impairment of real estate and non-real estate investments	—	16,024	11,179	156,143	28,980
Adjusted EBITDA	$180,941	$165,709	$153,667	$150,262	$141,201

Revenues	$270,877	$249,162	$230,379	$226,076	$216,089

Adjusted EBITDA margins	67%	67%	67%	66%	65%

We use Adjusted EBITDA as a supplemental performance measure of our core operations for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and impairments. We believe Adjusted EBITDA provides investors relevant and useful information because it allows investors to view income from our operations on an unleveraged basis before the effects of interest, taxes, depreciation and amortization, stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and impairments.

By excluding interest expense and gains or losses on early extinguishment of debt, Adjusted EBITDA allows investors to measure our performance independent of our capital structure and indebtedness. We believe that excluding charges related to share-based compensation facilitates a comparison of our operations across periods without the variances caused by the volatility of the expense (which depends on market forces outside our control). We believe that adjusting for the effects of impairments and gains or losses on sales of real estate allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investment and disposition decisions. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental amount in effect as of the end of the period, related to our operating RSF (using rental revenue, including straight-line rent adjustments). Annual rental revenue and measures computed using annual rental revenue are presented at 100% for all properties under our management, including properties held by our consolidated and unconsolidated real estate joint ventures. As of March 31, 2017, approximately 97% of our leases (on an RSF basis) were triple net leases, requiring tenants to pay substantially all real estate taxes, insurance, utilities, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses are classified in tenant recoveries in our consolidated statements of income.

Average cash yield

See definition of initial stabilized yield (unlevered).

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and amortization of debt premiums (discounts). See definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

Class A properties and AAA locations

Class A properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A properties generally command higher annual rental revenue than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	49

Definitions and Reconciliations (continued)
March 31, 2017

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to fixed charges. This ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees and amortization of debt (premiums) discounts. The fixed-charge coverage ratio calculation below is not directly comparable to the computation of ratio of earnings to fixed charges as defined in Item
503(d) of Regulation S-K and to the computation of “Consolidated Ratio of Earnings to Fixed Charges and Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends” included in Exhibit 12.1 to our annual report on Form 10-K.

The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16
Adjusted EBITDA	$180,941	$165,709	$153,667	$150,262	$141,201

Interest expense	$29,784	$31,223	$25,850	$25,025	$24,855
Capitalized interest	13,164	11,659	14,903	13,788	12,099
Amortization of loan fees	(2,895)	(3,080)	(3,080)	(2,953)	(2,759)
Amortization of debt premiums	596	383	5	26	86
Cash interest	40,649	40,185	37,678	35,886	34,281
Dividends on preferred stock	3,784	3,835	5,007	5,474	5,907
Fixed charges	$44,433	$44,020	$42,685	$41,360	$40,188

Fixed-charge coverage ratio:
– quarter annualized	4.1x	3.8x	3.6x	3.6x	3.5x
– trailing 12 months	3.8x	3.6x	3.6x	3.6x	3.5x

Funds from operations and funds from operations, as adjusted (attributable to Alexandria’s common stockholders)

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the NAREIT Board of Governors established the measurement tool of funds from operations. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of investment and disposition decisions, financing decisions, capital structures, and capital market transactions. We compute funds from operations in accordance with standards established by the NAREIT Board of Governors in its April 2002 White Paper and related implementation guidance (the “NAREIT White Paper”). The NAREIT White Paper defines funds from operations as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciable real estate and land parcels, and impairments of depreciable real estate (excluding land parcels) plus real estate-related depreciation and amortization, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the NAREIT White Paper less/plus significant gains/losses on the sale of investments, plus losses on early extinguishment of debt, preferred stock redemption charges, impairments of non-depreciable real estate and land parcels, impairments of non-real estate investments, and deal costs, and the amount of such items that is allocable to our unvested restricted stock awards. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the quotient of the estimated amounts of net operating income at stabilization and our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are expected to increase over time due to contractual annual rent escalations, and our average cash yields are generally expected to be greater than our initial stabilized yields (cash basis). Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner, if there are significant changes to the expected project yields or costs.

•	Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.

•	Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Average cash yield reflects cash rents, including contractual rent escalations after initial rental concessions have elapsed, calculated on a straight-line basis, and our total cash investment in the property.

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Definitions and Reconciliations (continued)
March 31, 2017

Joint venture financial information

We present components of operating results and balance sheet information related to our joint ventures, which are not in accordance with or intended to be presentations in accordance with GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control, and do not consolidate, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

The components of operating results and balance sheet information related to joint ventures do not represent our legal claim to those items. The joint venture agreement for each entity that we do not wholly own generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe this information can help investors estimate the operating results and balance sheet information related to partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of joint venture assets, liabilities, revenues, and expenses included in our consolidated results.

The components of operating results and balance sheet information related to joint ventures are limited as an analytical tool, as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of income and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are prepared in accordance with GAAP.

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

Net debt to Adjusted EBITDA and net debt and preferred stock to Adjusted EBITDA

Net debt to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating our balance sheet leverage. Net debt is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash. Net debt and preferred stock is equal to the sum of net debt, as discussed above, plus preferred stock outstanding as of period end. Refer to “Adjusted EBITDA” for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt, and to net debt and preferred stock, and computes the ratio of each to Adjusted EBITDA:

(Dollars in thousands)	3/31/17		12/31/16		9/30/16		6/30/16		3/31/16
Secured notes payable	$1,083,758		$1,011,292		$789,450		$722,794		$816,578
Unsecured senior notes payable	2,799,508		2,378,262		2,377,482		2,376,713		2,031,284
Unsecured senior line of credit	—		28,000		416,000		72,000		299,000
Unsecured senior bank term loans	547,420		746,471		746,162		945,030		944,637
Unamortized deferred financing costs	31,616		29,917		31,420		34,302		28,474
Cash and cash equivalents	(151,209)		(125,032)		(157,928)		(256,000)		(146,197)
Restricted cash	(18,320)		(16,334)		(16,406)		(13,131)		(14,885)
Net debt	$4,292,773		$4,052,576		$4,186,180		$3,881,708		$3,958,891

Net debt	$4,292,773		$4,052,576		$4,186,180		$3,881,708		$3,958,891
7.00% Series D convertible preferred stock	74,386		86,914		161,792		188,864		213,864
6.45% Series E redeemable preferred stock	—		130,000		130,000		130,000		130,000
Net debt and preferred stock	$4,367,159		$4,269,490		$4,477,972		$4,200,572		$4,302,755

Adjusted EBITDA:
– quarter annualized	$723,764		$662,836		$614,668		$601,048		$564,804
– trailing 12 months	$650,579		$610,839		$591,646		$579,880		$562,454
Net debt to Adjusted EBITDA:
– quarter annualized	5.9	x	6.1	x	6.8	x	6.5	x	7.0	x
– trailing 12 months	6.6	x	6.6	x	7.1	x	6.7	x	7.0	x
Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	6.0	x	6.4	x	7.3	x	7.0	x	7.6	x
– trailing 12 months	6.7	x	7.0	x	7.6	x	7.2	x	7.6	x

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Definitions and Reconciliations (continued)
March 31, 2017

Net operating income

The following table reconciles net income to total net operating income:

	Three Months Ended
(Dollars in thousands)	3/31/17	3/31/16
Net Income	$47,555	$9,966

Equity in (earnings) losses of unconsolidated real estate joint venture	(361)	397
General and administrative expenses	19,229	15,188
Interest expense	29,784	24,855
Depreciation and amortization	97,183	70,866
Impairment of real estate	—	28,980
Loss on early extinguishment of debt	670	—
Gain on sales of real estate – rental properties	(270)	—
Total net operating income	$193,790	$150,252

Net operating income is a non-GAAP financial measure calculated as net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding our equity in the earnings (losses) of our unconsolidated joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairment of real estate, gain or loss on early extinguishment of debt, and gain or loss on sales of real estate. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for evaluating the operating performance of our real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates the timing differences between the recognition of revenue in accordance with GAAP and the receipt of payments reflected in our consolidated results.

Further, we believe net operating income is useful to investors as a performance measure because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income. Net operating income can be used to measure the initial stabilized yields of our properties by calculating the quotient of net operating income generated by a property on a straight-line basis, and our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions and deterioration in market conditions. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as loss on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses that are included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management.

We believe that in order to facilitate a clear understanding of our operating results, net operating income should be examined in conjunction with net income as presented in our consolidated statements of income. Net operating income should not be considered as an alternative to net income as an indication of our performance, nor as an alternative to cash flows as a measure either of liquidity or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, annual rental revenue, annual rental revenue per occupied RSF, occupancy percentage, RSF, leasing activity, rental rates, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute operating statistics at 100% for all properties managed by us, including properties owned by our consolidated and unconsolidated real estate joint ventures.

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development and/or redevelopment properties recently placed into service, the consolidated total rental revenues, tenant recoveries, and rental operating expenses in our operating results can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties, referred to as same properties, that were fully operating for the entirety of the comparative periods presented. These properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable period presented, properties that underwent development or redevelopment at any time during the comparative periods, and corporate entities (legal entities performing general and administrative functions) that have been excluded from same property results. Additionally, rental revenues from lease termination fees, if any, are excluded from the results of same properties.

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Definitions and Reconciliations (continued)
March 31, 2017

The following table reconciles the number of same properties to total properties:

Development – under construction	Properties
100 Binney Street	1
510 Townsend Street	1
505 Brannan Street	1
ARE Spectrum	3
213 East Grand Avenue	1
400 Dexter Avenue North	1
	8

Development – placed into service after January 1, 2016	Properties
50 and 60 Binney Street	2
430 East 29th Street	1
5200 Illumina Way, Building 6	1
4796 Executive Drive	1
360 Longwood Avenue (unconsolidated joint venture)	1
1455 and 1515 Third Street	2	(1)
	8

Redevelopment – under construction	Properties
9625 Towne Centre Drive	1
	1

Redevelopment – placed into service after January 1, 2016	Properties
10151 Barnes Canyon Road	1
11 Hurley Street	1
10290 Campus Point Drive	1
3

Acquisitions after January 1, 2016	Properties
Torrey Ridge Science Center	3
Alexandria Center® at One Kendall Square	9
88 Bluxome Street	1
13
Total properties excluded from same properties	33
Same properties	166
Total properties in North America as of March 31, 2017	199

(1)	Represents two land parcels and a parking garage 100% leased to Uber.

Total equity market capitalization

Total equity market capitalization is equal to the sum of outstanding shares of 7.00% Series D cumulative convertible preferred stock and common stock multiplied by the related closing price of each class of security at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity market capitalization and total debt.

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets, as it reflects those income and expense items that are incurred at the unencumbered property level. We use unencumbered net operating income as a percentage of total net operating income in order to assess our compliance with our financial covenants under our debt obligations because the measure serves as a proxy for a financial measure under such debt obligations. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16
Unencumbered net operating income	$157,391	$143,570	$137,943	$138,283	$123,801
Encumbered net operating income	36,399	32,348	20,434	20,468	26,451
Total net operating income	$193,790	$175,918	$158,377	$158,751	$150,252
Unencumbered net operating income as a percentage of total net operating income	81%	82%	87%	87%	82%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate based on the rates applicable to borrowings outstanding during the period, including expense/income related to our interest rate hedge agreements, amortization of debt premiums (discounts), amortization of loan fees, and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee amortization.

The following table presents the weighted-average interest rate for capitalization of interest:

	Three Months Ended
	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16
Weighted-average interest rate for capitalization of interest	3.95%	3.72%	3.78%	3.70%	3.60%

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Definitions and Reconciliations (continued)
March 31, 2017

Weighted-average shares of common stock outstanding – diluted

In March 2017, we entered into agreements to sell an aggregate of 6.9 million shares of our common stock, consisting of an initial issuance of 2.1 million shares and the remaining 4.8 million shares subject to forward equity sales agreements, at a public offering price of $108.55 per share, less underwriters’ discount. We issued the initial 2.1 million shares at closing in March 2017 for net proceeds, after underwriters’ discount and issuance costs, of $217.8 million and expect to settle the forward equity sales agreements on the remaining 4.8 million shares of common stock no later than March 2018.

Weighted-average shares of common stock outstanding – diluted for 1Q17 used in the computation of earnings per share – diluted, and funds from operations per share – diluted for 1Q17, include a portion of the shares related to the forward equity sales agreements using the treasury method of accounting for these 4.8 million shares (assumed an issuance of 4.8 million shares at the contractual price less the assumed repurchase of common shares at the average market price by using the net proceeds of $495.5 million from the forward equity sales agreements). In July 2016, we entered into similar forward equity sales agreements that were settled in December 2016. The weighted-average shares of common stock outstanding – diluted during each period includes the following shares related to our forward equity sales agreements pursuant to the treasury stock method:

(In thousands)	1Q17	4Q16 (1)		3Q16 (1)
Earnings per share – diluted	53	—	(2)	751
Funds from operations – diluted	53	480		751
(1) Amounts represent the dilutive impact of our forward equity sales agreements settled in December 2016 within each period. (2) Antidilutive for period.

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